EXHIBIT A

FORM OF

SHAREHOLDER AGREEMENT

BY AND BETWEEN

kraton performance Polymers PLC,

lcy synthetic rubber corp.

AND

lcy chemical corp.

DATED [                ], 201[ ]

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EXHIBITS

Exhibit A - Shareholder Designees
Exhibit B - Restricted Parties
Exhibit C - Shareholder Designee Representation on Board Committees
Exhibit D - Designated Persons
Exhibit E - Preemptive Warrants Term Sheet
Exhibit F - Adoption Agreement for Subsidiary Transferees of Shares
Exhibit G - Adoption Agreement for Significant Minority Owners
Exhibit H - Adoption Agreement for Transferees of London’s Block

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SHAREHOLDER AGREEMENT

This SHAREHOLDER AGREEMENT (this “Agreement”) is dated [ ], 201[ ], by and among Kraton Performance Polymers plc, a public limited company incorporated under English law (registered no. 08815107) whose registered office is at [___] (the “Company”), LCY Chemical Corp., a company limited by shares registered under the laws of the Republic of China (“London”), and LCY Synthetic Rubber Corp., a limited company organized under the laws of the British Virgin Islands (“London NY Holdco” and, together with London and any Subsidiary (as defined in Section 1.1 below) of London to the extent London or any such Subsidiary of London subsequently becomes a holder of Common Stock (as defined in the Recitals) pursuant to, and subject to the conditions of, this Agreement, the “Shareholders”). The Company, on the one hand, and the Shareholders and London, on the other hand, are sometimes referred to together as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Parties and certain of their Affiliates (as defined in Section 1.1 below) have entered into a Combination Agreement, dated as of January 28, 2014 (as it may be amended from time to time, the “Combination Agreement”), pursuant to which, among other things, the Company is on the date hereof issuing to London NY Holdco [ ] ordinary shares in the aggregate (the “Shareholder Shares”), par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated under the Combination Agreement (the “Closing”); and

WHEREAS, the Parties desire to establish in this Agreement certain terms and conditions with respect to the Common Stock to be Beneficially Owned (as defined in Section 1.1 below) by the Shareholders and the Controlled Affiliates (as defined in Section 1.1 below) following the Closing, as well as restrictions on certain activities in respect of such Common Stock and certain agreements relating to corporate governance and other related corporate matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Article I

CERTAIN DEFINITIONS; INTERPRETATIONS

Section 1.1           Certain Definitions. In addition to other terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the meanings ascribed to them below:

“Additional Subject Securities Purchase” shall have the meaning assigned to such term in Section 6.1(a).

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“Affiliate” shall mean, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). For the avoidance of doubt, for purposes of this Agreement, the Company shall not be deemed an Affiliate of any of the Shareholders or London and no Person shall be deemed an Affiliate of another Person by virtue of the fact that both Persons own Common Stock.

“Agreement” shall have the meaning assigned to such term in the Preamble hereto.

“Applicable Law” shall mean any domestic or foreign federal or state statute, law, ordinance, rule, administrative code, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, ordinance, decision, guideline or other requirement (including those of the SEC) applicable to any of the Parties, any of their respective Affiliates or any Shareholder Affiliated Person.

“Beneficially Own” shall mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof and shall include securities that are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to be the beneficial owner of, or to beneficially own, in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates) under a Derivatives Contract shall be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates) is a Receiving Party, with this provision being applied to successive Counterparties as appropriate. Similar terms such as “Beneficial Ownership” and “Beneficial Owner” shall have the corresponding meaning.

“Block” shall have the meaning assigned to such term in Section 4.3.

“Board” shall mean the Board of Directors of the Company.

“Business” shall mean any business product line in which the Company and its Subsidiaries are engaged at the date of this Agreement, after giving effect to the consummation of the transactions contemplated by the Combination Agreement; provided, however, that the Business shall not include the compounding of styrene-ethylene/butylene-styrene polymers.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which the commercial banks in New York, New York, London, England or Taipei, Republic of China are authorized or required by law to remain closed.

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“Change of Control Transaction” shall mean (a) any transaction or series of related transactions that results in the directors comprising the Board immediately prior to such transaction ceasing to represent the majority of the directors comprising the Board or the board of directors of the Person surviving or resulting from such transaction (or the ultimate parent entity thereof); (b) the acquisition of the Company by another Person by means of any transaction or series of related transactions, whether or not the Company is a party thereto (including any stock acquisition, reorganization, merger or consolidation), that results in the holders of the Voting Securities of the Company immediately prior to such transaction or series of related transactions failing to represent, immediately after such transaction or series of transactions, a majority of the total outstanding voting securities of the surviving Person (or the ultimate parent entity thereof); (c) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which, in excess of 50% of the Total Voting Power is Beneficially Owned directly, or indirectly through one or more Persons, by any Person and its Affiliates; or (d) a sale, lease, transfer, disposition or other conveyance of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Closing” shall have the meaning assigned to such term in the Recitals hereto.

“Combination Agreement” shall have the meaning assigned to such term in the Recitals hereto.

“Common Stock” shall have the meaning assigned to such term in the Recitals hereto.

“Company” shall have the meaning assigned to such term in the Preamble hereto.

“Competitor” shall mean any Person (other than London, the Shareholders and their Affiliates) materially engaged, directly or indirectly, in a business in competition with any material business of the Company, either individually or in partnership or jointly or in conjunction with any Person or Persons as principal, agent, employee, shareholder (other than by virtue of Beneficial Ownership of shares listed on a United States or foreign stock exchange or automated quotation system that does not exceed 5% of the outstanding shares so listed), owner, investor, consultant, partner or in any other manner whatsoever, directly or indirectly.

“Confidential Information” shall mean all trade secrets, know how and other confidential, nonpublic and/or proprietary information of the Company, including any such information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, customer lists, records relating to past service provided to customers, capital expenditure projects, cost summaries, equipment or production system designs or drawings, pricing formulae, contract analyses, financial information, projections, present and future business plans, agreements with vendors, joint venture agreements, confidential filings with any governmental authority and all other confidential, nonpublic concepts, methods, techniques or processes of doing business, ideas, materials or information prepared or performed for, by or on behalf of the Company; provided, however, that Confidential Information shall not include such information as (a) becomes known to the public generally through no fault of any of the Shareholders, any of the Controlled Affiliates, or any Restricted Party or (b) is required to be disclosed by any of the Shareholders, any of the Controlled Affiliates or any Restricted Party by Applicable Law or the order of any governmental authority under color of law; provided, that prior to disclosing any information pursuant to this clause (b), such Shareholder, such Controlled Affiliate, or such Restricted Party, as applicable, shall give prior written notice thereof to the Company and provide the Company with the opportunity to contest that disclosure.

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“Conflicts Committee” shall mean the Conflicts Committee of the Board.

“Contractual Preemptive Rights” shall have the meaning assigned to such term in Section 6.2(a).

“Controlled Affiliate” shall mean (a) London, (b) any Subsidiary of London, (c) any Designated Person and any Family Member of any Designated Person who shares the same home as such Designated Person, (d) any Person as to which any Designated Person, directly or indirectly, through one or more intermediaries, possesses the power to (i) vote the capital stock or other equity interests representing 50% or more of the capital stock or other equity interests of such Person, (ii) designate, elect, appoint or otherwise select 50% or more of the members of the governing body of such Person or (iii) cause such Person to vote, acquire or dispose of any equity interest that is held or owned by such Person or for which such Person has the power or authority to vote such equity interest and (e) any other Person who is a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act or Regulation 13D thereunder) with London, any of the Shareholders or any Designated Person with respect to any Voting Securities. For the avoidance of doubt, for purposes of this Agreement, the Company shall not be deemed a Controlled Affiliate.

“Demand Registration” shall have the meaning assigned to such term in Section 5.1(a).

“Demand Registration Statement” shall have the meaning assigned to such term in Section 5.1(b).

“Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Common Stock or other property, without regard to any short position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

“Designated Person” shall mean (a) any director of London who is not independent of London, (b) any officer of London, (c) any of the Persons specified in Exhibit D and (d) any Significant Minority Owner of a Shareholder.

“Disapplication Period” shall have the meaning assigned to such term in Section 6.2(a).

“Disapplication Resolution” shall have the meaning assigned to such term in Section 6.2(a).

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“Excess Securities” shall have the meaning assigned to such term in Section 5.1(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the regulations promulgated thereunder.

“Family Member” shall mean, with respect to any Person, any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such Person, or any other Person (other than a tenant or employee) sharing the household of such Person.

“First Voting Threshold” shall have the meaning assigned to such term in Section 7.4(c)(i).

“Form S-3” shall have the meaning assigned to such term in Section 5.3(a).

“Fourth Voting Threshold” shall have the meaning assigned to such term in Section 7.4(c)(iv).

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Grace Period” means, with respect to any Subject Issuance, the longer of (i) ninety (90) days; (ii) the expiration date of the six-month period provided in Section 6.1(d)(ii) (in the event that the Shareholders have exercised their rights under Section 6.1(d)(ii) to make open market or privately negotiated purchases); (iii) the expiration date of the period in Section 6.1(e) between the Preemptive Rights Closing Date and the earlier of (a) the Shareholders’ effectuation of the Additional Subject Securities Purchase or the exercise of Preemptive Warrants, as applicable, and (b) the Shareholders’ withdrawal of the notice exercising their right to effect an Additional Subject Securities Purchase; (iv) the expiration date of the period during which the Shareholders may make open market or privately negotiated purchases of Voting Securities pursuant to Section 6.1(e), Section 6.1(i), Section 6.2(a) or Section 6.2(b) (in the event that the Shareholders have exercised their rights under such sections to make open market or privately negotiated purchases); and (v) the expiration date of the period during which the Shareholders may exercise Preemptive Warrants pursuant to Section 6.2(a) (in the event the Shareholders have exercised their rights under Section 6.2(a) to exercise Preemptive Warrants); provided, however, that the time periods in clauses (i), (ii), (iii), (iv) and (v) shall be tolled one day for each day the Shareholders are prohibited by Applicable Law from effecting an Additional Subject Securities Purchase or making open market or privately negotiated purchases, each in accordance with Article VI.

“Indebtedness” shall mean without duplication: (a) indebtedness for borrowed money, including any accrued but unpaid interest thereon and any cost, penalty or premium associated with prepaying any such indebtedness, and including any such obligations evidenced by bonds, debentures, notes or similar obligations or any guarantee of the foregoing; (b) all capitalized lease obligations that are, or should be, classified as a balance sheet liability in accordance with United States generally accepted accounting principles; (c) all reimbursement or similar obligations in respect of letters of credit, bank guarantees, surety bonds, security time deposits or similar obligations; (d) all amounts owing or due on a net basis under any interest rate, currency, swap or other hedging agreements; and (e) all guarantees of Indebtedness of third parties.

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“Independent Director” shall mean any director who is or would be an “independent director” with respect to the Company pursuant to Section 303A.02 of the NYSE Listed Company Manual and, if serving (or if designated to serve) on the Audit Committee or Compensation Committee, Sections 10A and/or 10C, as applicable, of the Exchange Act (or any successor provisions), in each case as amended from time to time.

“Initiation Date” shall have the meaning assigned to such term in Section 4.3(a).

“Legends” shall have the meaning assigned to such term in Section 10.2(a).

“Liability” and “Liabilities” shall have the meanings assigned to such terms in Section 5.9(a).

“London” shall have the meaning assigned to such term in the Preamble and shall include any successor thereto (including by merger, consolidation or by operation of law).

“London NY Holdco” shall have the meaning assigned to such term in the Preamble.

“Majority Owned Subsidiary” shall mean any Subsidiary of London as to which London (a) has the power, directly or indirectly, to direct or cause the direction of management or policies of such Subsidiary and (b) owns, directly or indirectly through one or more other Majority Owned Subsidiaries, equity interests representing more than 50% of the aggregate equity interests in such Subsidiary.

“Maximum Ownership Percentage” shall mean, with respect to the Shareholders at any time prior to the expiration of the Standstill Period, Voting Power of 50%; provided, that (i) from and after any and each Transfer of Common Stock by any Shareholder (other than as permitted by Section 4.1(b)), the Maximum Ownership Percentage shall be reduced to the Shareholders’ Voting Power, as calculated pursuant to Section 7.1(p), immediately following such Transfer, assuming that the Shareholders had exercised all of their preemptive rights that have been granted and have not expired and (ii) from and after any and each reduction in the outstanding number of shares of Common Stock (including as a result of any forfeiture of any restricted Common Stock or any share repurchase by the Company), the Maximum Ownership Percentage shall be increased to the percentage of the Voting Power held by the Shareholders immediately following such reduction but, in any event, not to exceed a Voting Power of 50% at any time prior to the expiration of the Standstill Period.

“Minimum Shareholder Voting Power Level” shall have the meaning assigned to such term in Exhibit A.

“Nominating Committee” shall have the meaning assigned to such term in Section 7.1(d).

“Non-Employee Public Designee” shall mean, at any time, a Public Designee who is not then an employee of the Company.

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“Notice Period” shall have the meaning assigned to such term in Section 6.1(b).

“NYSE” shall have the meaning assigned to such term in Section 6.2(b).

“NYSE Approval Expiration” shall have the meaning assigned to such term in Section 6.2(b).

“NYSE Approval Resolution” shall have the meaning assigned to such term in Section 6.2(b).

“Party” and “Parties” shall have the meanings set forth in the Preamble hereto.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning assigned to such term in Section 5.2(a).

“Piggyback Registration Statement” shall have the meaning assigned to such term in Section 5.2(a).

“Preemptive Rights Closing Date” shall have the meaning assigned to such term in Section 6.1(c).

“Preemptive Warrants” shall have the meaning assigned to such term in Section 6.2(c).

“Prospectus” shall mean the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Public Designee” shall mean a director of the Company other than a Shareholder Designee.

“Registrable Amount” shall have the meaning assigned to such term is Section 5.1(a).

“Registrable Securities” shall mean (i) the Shareholder Shares; (ii) any Subject Securities purchased by any of the Shareholders pursuant to an Additional Subject Securities Purchase or otherwise permitted to be acquired by any of the Shareholders or any of the Controlled Affiliates under the terms and conditions of this Agreement (including by consent or waiver of this Agreement by the Company); and (iii) any other security into or for which the Shareholder Shares or the Subject Securities referred to in clause (i) or clause (ii) has been converted, substituted or exchanged, and any security issued or issuable with respect thereto, in each case, upon any Company stock dividend or stock split, reverse stock split, distribution, combination, consolidation, merger, recapitalization or any similar event; provided, that such securities shall cease to be Registrable Securities when (A) a Registration Statement registering such Registrable Securities under the Securities Act has been declared or becomes effective and such shares of Registrable Securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective Registration Statement, (B) such Registrable Securities are sold or otherwise Transferred pursuant to Rule 144 under circumstances in which any legend borne by such shares of Registrable Securities relating to restrictions on the transferability thereof, under the Securities Act or otherwise, is removed by the Company, (C) such Registrable Securities shall cease to be outstanding, (D) such Registrable Securities are Transferred to any Person that is not a permissible transferee pursuant to this Agreement or (E) such Registrable Securities shall have been otherwise Transferred and may be publicly resold without registration under the Securities Act.

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“Registration Expenses” shall have the meaning assigned to such term in Section 5.7.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Repurchase” shall have the meaning assigned to such term in Section 4.3(b).

“Restricted Party” shall have the meaning assigned to such term in Section 8.3(a).

“SEC” shall mean the United States Securities and Exchange Commission.

“Second Voting Threshold” shall have the meaning assigned to such term in Section 7.4(c)(ii).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholders” shall have the meaning assigned to such term in the Preamble hereto.

“Shareholder Affiliated Person” shall mean, at any time, any natural Person who is (a) a Controlled Affiliate, an employee of any Shareholder or of any Controlled Affiliate or a Family Member of any such Controlled Affiliate or employee or (b) for purposes of Sections 7.1, 7.2 and 7.3 only, a director of London who is not a Controlled Affiliate or a Family Member of any such director.

“Shareholder Designee” shall have the meaning assigned to such term in Section 7.1(a).

“Shareholder Shares” shall have the meaning assigned to such term in the Recitals.

“Shelf Registration Effectiveness Period” shall have the meaning assigned to such term in Section 5.3(b).

“Shelf Registration Statement” shall have the meaning assigned to such term in Section 5.3(a).

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“Shelf Underwritten Offering” shall have the meaning assigned to such term in Section 5.3(d).

“Significant Minority Owner” shall mean, with respect to any Shareholder, any Person (other than London or any Controlled Affiliate) that (a) directly owns any outstanding equity interests in such Shareholder and (b) indirectly owns 10% or more of the Voting Securities by virtue of the direct ownership by such Person and its Affiliates (but excluding London or any Controlled Affiliate) of equity interests of such Shareholder and any other Shareholder. For this purpose, a Person’s indirect ownership by virtue of the ownership of equity interests of a Shareholder shall be calculated by multiplying the percentage of the outstanding Voting Securities directly or indirectly Beneficially Owned by such Shareholder (disregarding any Voting Securities Beneficially Owned by any other Shareholder that is not Beneficially Owned by such Shareholder) by the percentage of the outstanding equity interests of such Shareholder Beneficially Owned by such Person.

“Standstill Period” shall have the meaning assigned to such term in Section 3.1(d).

“Stated Price” shall have the meaning assigned to such term in Section 4.3(a).

“Subject Issuance” shall mean an issuance by the Company of additional Voting Securities other than issuances in connection with any stock split, subdivision, stock dividend (including dividends on preferred stock whether in the form of shares of preferred stock or common stock) or pro rata recapitalization (including any exchange of one or more series of preferred stock for another series of preferred stock) by the Company.

“Subject Securities” shall mean the Voting Securities that are the subject of a particular Subject Issuance.

“Subsidiary” shall mean, with respect to any Person, (a) any other Person in which such Person owns, directly or indirectly, capital stock or other equity interests representing 50% or more of the aggregate equity interest in such entity or (b) any entity in which such Person is entitled, directly or indirectly, to designate, elect, appoint or otherwise select 50% or more of the members of the governing body of such entity.

“Suspension” shall have the meaning assigned to such term in Section 5.4(a).

“Suspension Notice” shall have the meaning assigned to such term in Section 5.4(b) and Section 5.6(c).

“Suspension Period” shall have the meaning assigned to such term in Section 5.4(a) and Section 5.6(c).

“Third Voting Threshold” shall have the meaning assigned to such term in Section 7.4(c)(iii).

“Total Voting Power” shall mean, at any time, the total number of Votes represented by all Voting Securities outstanding at such time.

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“Transfer” shall mean any direct or indirect sale (including forward sale), transfer, pledge, encumbrance or other disposition (whether by merger, consolidation or otherwise by operation of law) to any Person; provided, however, that any Transfer of any equity interests of London or any direct or indirect equity holder of London, or any indirect parent entity of any third-party holder of a minority interest in any Majority Owned Subsidiary, shall not be deemed to be a Transfer for purposes of this Agreement.

“Transferee” shall have the meaning assigned to such term in Section 4.3(f).

“Transferee Adoption Agreement” shall have the meaning assigned to such term in Section 4.1(b).

“UK Takeover Code” shall have the meaning assigned to such term is Section 7.3(p).

“Votes” shall mean votes entitled to be cast generally in the election of directors of the Board, assuming the conversion of any securities of the Company then convertible into Common Stock or shares of any other class of capital stock of the Company then entitled to vote generally in the election of directors.

“Voting Power” shall mean, with respect to any Person, at any time, the ratio, expressed as a percentage, of (a) the Votes represented by the Voting Securities Beneficially Owned by such Person that are outstanding at such time to (b) the Total Voting Power outstanding at such time.

“Voting Securities” shall mean (a) the Common Stock and (b) shares of any other class of capital stock of the Company then entitled to vote generally in the election of directors.

“Whole Company Sale” shall have the meaning assigned to such term in Section 4.3(b).

Section 1.2           Interpretations. Except as expressly set forth in this Agreement or unless the express context otherwise requires:

(a)          the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)          terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)          the term “$” means United States Dollars;

(d)          references herein to a specific Section shall refer to Sections of this Agreement;

(e)          wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation” and such words shall not be construed to limit any general statement to the specific or similar items or matters immediately following such words;

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(f)          references herein to any gender shall include each other gender;

(g)          references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.2(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)          references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof;

(i)          with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(j)          references to any United States or Delaware legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than the United States or Delaware be deemed to include what most nearly approximates in that jurisdiction to the United States or Delaware legal term;

(k)          references herein to Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder; and

(l)          the Company, on the one hand, and London and the Shareholders, on the other hand, have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by such Parties and no presumption or burden of proof shall arise favoring or disfavoring any such Party by virtue of the purported authorship of any provision of this Agreement.

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.1           Representations and Warranties of the Company. The Company represents and warrants to London and the Shareholders as of the date hereof as follows:

(a)          The Company has been duly incorporated and is validly existing as a company under the laws of England and Wales and has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.

(b)          This Agreement has been duly and validly authorized by the Company and all necessary and appropriate action has been taken by the Company to execute and deliver this Agreement and to perform its obligations hereunder.

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(c)          This Agreement has been duly executed and delivered by the Company and, assuming due authorization and valid execution and delivery by London and the Shareholders, is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that the enforceability of this Agreement may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; (ii) general principles of equity; and (iii) Applicable Law relating to rights to indemnity.

Section 2.2           Representations and Warranties of the Shareholders and London. Each of London and the Shareholders represents and warrants to the Company as of the date hereof as follows:

(a)          Each of London and each Shareholder has been duly formed and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its organization and has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

(b)          This Agreement has been duly and validly authorized by London and each Shareholder and all necessary and appropriate action has been taken by London and each Shareholder to execute and deliver this Agreement and to perform its obligations hereunder.

(c)          This Agreement has been duly executed and delivered by London and each Shareholder and, assuming due authorization and valid execution and delivery by the Company, is a valid and binding obligation of London and each Shareholder, enforceable against them in accordance with its terms, except to the extent that the enforceability of this Agreement may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies; (ii) general principles of equity; and (iii) Applicable Law relating to rights to indemnity.

(d)          Except for the Shareholder Shares which London NY Holdco will acquire at the Closing, London and the Shareholders and each of the Controlled Affiliates do not Beneficially Own any Voting Securities.

(e)          London is the beneficial owner of all outstanding equity interests of London NY Holdco, free and clear of any liens that secure debt for borrowed money or the deferred purchase price of property. There are no options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate London NY Holdco to issue, transfer, sell or register any equity interests or other voting securities of London NY Holdco.

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Article III

SHARE OWNERSHIP

Section 3.1           Standstill Restrictions.

(a)          During the Standstill Period, without the prior written consent of the Company, London and the Shareholders shall not, and they shall cause each Controlled Affiliate not to, directly or indirectly:

(i)          except as otherwise provided by Article IV, Article VI and the other provisions of this Agreement, acquire, offer to acquire or agree to acquire Beneficial Ownership of any Voting Securities or any other securities of the Company in either open market (including by tender offer) or privately negotiated purchases, except pursuant to stock splits, reverse stock splits, stock dividends or distributions, combinations, recapitalizations or any similar event;

(ii)         propose, offer or participate in any tender offer, exchange offer, merger, acquisition, share exchange or other business combination or any Change of Control Transaction involving the Company or any of its Subsidiaries, or any recapitalization, restructuring, liquidation, disposition, dissolution or other extraordinary transaction involving the Company, any of its Subsidiaries or any material portion of their businesses;

(iii)        deposit any Voting Securities in a voting trust or subject any Voting Securities to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect;

(iv)        initiate or propose any shareholder proposal or make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or seek to influence any Person (other than the Shareholders or an Affiliate of the Shareholders) with respect to the voting of, any Voting Securities, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any Voting Securities;

(v)         propose, or agree to, or enter into any discussions, negotiations or arrangements with, or provide any Confidential Information to, any other Person (other than London, the Shareholders, an Affiliate of the Shareholders or any representative of the Shareholders) with respect to any of the foregoing; or

(vi)        form, join or in any way participate in or support any group of Persons for the purpose of effecting any of the foregoing.

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(b)          Notwithstanding Section 3.1(a):

(i)          nothing in this Agreement shall prohibit (A) London from making proposals to acquire the Company (or all or substantially all of the assets of the Company and its Subsidiaries) whether by offer, merger, scheme of arrangement or other means or other similar transaction to, or engaging in negotiations or discussions regarding such proposals with, the Company’s Chief Executive Officer and/or Board at any time or using any Confidential Information, or providing such Confidential Information to the Shareholders’ representatives, in connection with any such proposal, negotiation or discussion; provided, that London, directly or indirectly through any other Person, shall not make any public disclosure of any such proposal, negotiation or discussion or such Confidential Information (and London shall not make any such proposal to such Chief Executive Officer and/or Board if London or any other Controlled Affiliate would be required by Applicable Law (other than as required by Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) to make any public disclosure of such proposal, negotiation or discussion or Confidential Information), or (B) any Shareholder Designee from participating as a member of the Board and committees thereof in his or her capacity as such to the fullest extent permitted by Applicable Law;

(ii)         there shall be excluded from the prohibition in Section 3.1(a)(i), and references to, and the calculation of, the Shareholders’ Voting Power for all purposes in this Agreement shall not include, (A) the Beneficial Ownership of up to 1,000 Voting Securities (subject to adjustment for any stock split, subdivision, stock dividend or similar transaction) for any and each such Designated Person that is a natural person or any Person included in clause (d) of the definition of Controlled Affiliate with respect to such Designated Person (excluding London and its Subsidiaries) (provided, that the total amount of Voting Power Beneficially Owned by all such Designated Persons and Controlled Affiliates in the aggregate shall not exceed 0.25% of the Total Voting Power) and (B) any shares of Common Stock that are Beneficially Owned by any Designated Persons (or, for the avoidance of doubt, any Shareholder Designee) that are issued by the Company to such Designated Person (or Shareholder Designee) as compensation for his or her serving as a director of the Company; and

(iii)        if any Person commences an unsolicited tender offer to acquire more than 25% of the outstanding Voting Securities of the Company, unless the Company recommends within ten (10) Business Days of the commencement of such tender offer that the shareholders of the Company not tender their shares of Voting Securities pursuant to such tender offer, any of the Shareholders, or any of the Controlled Affiliates, may make a tender offer to acquire all of the outstanding Voting Securities of the Company not then owned by the Shareholders or the Controlled Affiliates; provided, that such Shareholder- or Controlled Affiliate-initiated tender offer is conditioned on acceptance by at least a majority of the outstanding Voting Securities of the Company not Beneficially Owned by the Shareholders or the Controlled Affiliates; provided, further, that if the Company thereafter changes its recommendation that shareholders of the Company not tender their Voting Securities pursuant to such third-party tender offer, any of the Shareholders or any of the Controlled Affiliates may make a tender offer in accordance with the provisions of this Section 3.1(b)(iii).

(c)          London and the Shareholders agree that they shall each be liable, jointly and severally, for any breach of this Section 3.1 by any of the Controlled Affiliates.

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(d)          As used herein, the “Standstill Period” shall mean the period beginning at the Closing and terminating immediately following the earlier of (i) the ninth anniversary of the Closing and (ii) such time as the Shareholders acquire a Voting Power of 100%.

Article IV

TRANSFER RESTRICTIONS

Section 4.1           Transfer Restrictions on Voting Securities. From and after the Closing, without the prior written approval of the Company, London and the Shareholders shall not, and London and the Shareholders shall not permit the Controlled Affiliates to, Transfer any Voting Securities that are Beneficially Owned by London, the Shareholders or any Controlled Affiliate, except for:

(a)          Transfers, after the third anniversary of the Closing or at any time that the Shareholders’ Voting Power is in excess of the Maximum Ownership Percentage (but, in such case, Transfers only of the minimum number of Voting Securities sufficient to cause the Shareholders’ Voting Power to no longer exceed the Maximum Ownership Percentage) (i) pursuant to a firm commitment, underwritten distribution of Voting Securities to the public, registered under the Securities Act; (ii) pursuant to sales of Voting Securities in compliance with the volume and procedural limitations set forth in Rule 144 under the Securities Act (whether or not such limitations are legally applicable to the Shareholders or any of the Controlled Affiliates at the time of the sale); or (iii) to any Person or group that (A) is not a Competitor or an Affiliate thereof and (B) after giving effect to such Transfer, will not have a Voting Power of more than 5%;

(b)          Transfers to one or more of London, any other Shareholder or any Majority Owned Subsidiary of London if such Person or Persons, if not already a Party to this Agreement, agrees or agree to be bound by the terms of this Agreement by executing and delivering to the Company an adoption agreement substantially in the form attached hereto as Exhibit F (a “Transferee Adoption Agreement”); or

(c)           a Transfer made pursuant to and in accordance with Section 4.3;

provided, however, that this Section 4.1 shall not apply to Voting Securities referenced in Section 3.1(b)(ii).

Section 4.2           Transfer Restrictions on Equity Securities of Shareholders. London will not Transfer or permit the Transfer of any equity securities of London NY Holdco or any other Shareholder (other than Transfers to a Majority Owned Subsidiary of London) unless (a) prior to such Transfer, all Voting Securities held by London NY Holdco or such other Shareholder, as applicable, are transferred to London or a Majority Owned Subsidiary of London in accordance with Section 4.1(b), (b) following such transfer, such Subsidiary will be a Majority Owned Subsidiary or (c) the Transfer is made pursuant to and in accordance with Section 4.3. In addition, London will not Transfer any equity securities of London NY Holdco or any other Shareholder unless any transferee that is a Significant Minority Owner thereof agrees to be bound by the terms of Sections 3.1, 8.2 and 8.3 of this Agreement by executing and delivering to the Company an adoption agreement in substantially the form attached hereto as Exhibit G.

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Section 4.3           Transfer of All Voting Securities or All Equity Securities of the Shareholder(s). At any time after the third anniversary of the Closing, London may Transfer or cause the Transfer of all, but not less than all, of the Voting Securities Beneficially Owned by London and the Shareholders, either by a direct Transfer of such Voting Securities or, in the event of a sale pursuant to Section 4.3(e) or Section 4.3(f), by a Transfer of all the outstanding equity interests of the Shareholder that owns such Voting Securities (or, if more than one Shareholder owns Voting Securities, of all Shareholders that own Voting Securities) (such Voting Securities or equity interests, as the case may be, being called the “Block”), pursuant to and in accordance with the following provisions:

(a)          London shall notify the Company that it desires to sell the Block, specifying the price at which it desires to sell, stated as a price per Voting Security (the “Stated Price”). The date such notification is received by the Company is herein called the “Initiation Date.”

(b)          The Conflicts Committee of the Board will notify London within thirty (30) calendar days of the Initiation Date whether the Company desires to (i) explore with London a purchase of the Block by the Company or its designee at a price per Voting Security equal to the Stated Price (a “Repurchase”) or (ii) initiate a process for the sale of all outstanding shares of the Company, including by scheme of arrangement or other means (a “Whole Company Sale”).

(c)          If the Conflicts Committee does not notify London within thirty (30) days of the Initiation Date that the Company desires to explore a Repurchase or a Whole Company Sale, or if the Conflicts Committee notifies London that the Company does not desire to explore either such transaction, with effect from the expiration of such thirty-day period or earlier notification, as the case may be, London shall be entitled to Transfer the Block pursuant to Section 4.3(f).

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(d)          If the Conflicts Committee notifies London within 30 days of the Initiation Date that it desires to explore a Repurchase, London and the Company or its designee shall negotiate in good faith a potential Repurchase of the Block at the Stated Price per Voting Security. If, within four (4) months of the Initiation Date, London and the Company or its designee do not enter into a definitive agreement to effect the Repurchase, with effect from the expiration of such four-month period, London shall be entitled to Transfer the Block pursuant to Section 4.3(f). Any such definitive agreement shall be on customary terms and subject to customary conditions (including any regulatory, shareholder or third-party approvals that may be required) and shall, for the purpose of the foregoing sentence, be deemed not to have been entered into any earlier than the time when the Company has provided evidence reasonably satisfactory to London that (i) it has adequate financing to effect the Repurchase (for which purpose commitment letters from financing sources to provide all necessary financing shall be deemed satisfactory evidence) and (ii) it is able to effect the Repurchase without violating Applicable Law (but subject to any of the approvals contemplated by this Section 4.3(d)). Promptly following the execution of any such definitive agreement, London and the Company or its designee shall use reasonable best efforts to obtain all such necessary approvals. If the definitive agreement is conditioned on approval of the proposed transaction by the shareholders of the Company or its designee, the Company or its designee, as the case may be, shall prepare and file with the SEC, within one (1) month of the date of such agreement, any proxy statement (and/or other required disclosure documents) required in connection with seeking such approval, in preliminary form. Following clearance by the staff of the SEC of any such proxy statement in definitive form (and/or other required disclosure documents), the Company or its designee, as the case may be, shall promptly mail such proxy statement (and/or any other required disclosure documents, if applicable) to its shareholders, and shall hold a shareholders meeting to consider and vote on approval of such transaction not later than one (1) month following the date of such clearance. In connection with the entry into the definitive agreement, the Board will recommend that the shareholders of the Company approve such definitive agreement, subject to appropriate and customary fiduciary provisions. If the Company or its designee fails to file such preliminary proxy statement (or any other required disclosure documents), or to hold such meeting, by the applicable date specified above, or if such shareholder approval is not obtained at such meeting, or if the Company fails to comply with its purchase obligations at the time required under a definitive agreement, London shall be entitled to Transfer the Block pursuant to Section 4.3(f), with effect from the applicable date specified above or the date of such meeting, as the case may be. If the transaction requires shareholder or regulatory approval on the part of London, London shall use reasonable best efforts to obtain all such approvals as promptly as practicable. If the Company or its designee is unable to meet any time deadline set forth above because London has not obtained any such approval by such deadline, the deadline shall be extended as necessary until all such approvals have been obtained or as otherwise provided in the definitive agreement.

(e)          If the Conflicts Committee notifies London within thirty (30) days of the Initiation Date that it desires to explore a Whole Company Sale, the Company shall explore in good faith a potential Whole Company Sale at a price at or above the Stated Price. If the Board does not approve a definitive agreement or scheme of arrangement providing for a Whole Company Sale at a price per Voting Security equal to or greater than the Stated Price within six (6) months of the Initiation Date, London shall be entitled, with effect from the expiration of such six-month period, to Transfer the Block pursuant to Section 4.3(f). Following the execution of any such definitive agreement or announcement of any such scheme of arrangement, the Company shall use reasonable best efforts to obtain all necessary approvals, including shareholder approval, and take such other steps available to it as may be necessary to effectuate such Whole Company Sale, as promptly as practicable. Any such definitive agreement will provide for a “termination date” within one (1) year from entry unless London agrees to a longer date and such termination date shall not be waivable by the Company without the consent of London. If the definitive agreement or scheme of arrangement is conditioned on approval of the proposed transaction by the shareholders of the Company and/or the purchaser, such party or parties shall prepare and file with the SEC, within one (1) month of the date of such agreement or announcement of any such scheme of arrangement, any proxy statement required (and/or any other required disclosure documents) in connection with seeking such approval, in preliminary form. Following clearance by the staff of the SEC of any such proxy statement in definitive form (and/or any other required disclosure documents), the Company and/or the purchaser shall promptly mail such proxy statement (and/or any other required disclosure documents, if applicable) to its shareholders, and shall as promptly as practicable hold a shareholders meeting to consider and vote on approval of such transaction. If such preliminary proxy statement (and/or any other required disclosure documents) is not filed, or if such meeting is not held, by the applicable date specified above, or if such shareholder approval is not obtained at such meeting, or if the Company fails to comply with its sale obligations at the time required under a definitive agreement, or the transaction does not close by the specified “termination date”, London shall be entitled to Transfer the Block pursuant to Section 4.3(f), with effect from the applicable date specified above or the date of such meeting, as the case may be.

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(f)          If London becomes entitled to pursue a Transfer of the Block pursuant to Section 4.3(c), 4.3(d) or 4.3(e), London shall be entitled to consummate such a Transfer of the Block, in whole but not in part, provided, that (i) London must enter into a definitive agreement for such Transfer within twelve (12) months of the date on which London becomes entitled to pursue such Transfer and any shareholder vote necessary for the consummation of such Transfer must be obtained within four (4) months of the date of such agreement, (ii) the sale price per Voting Security shall be no less than 90% of the Stated Price, (iii) any such definitive agreement will provide for a “termination date” within one (1) year from entry unless the Company agrees to a longer date and such termination date shall not be waivable by London without the consent of the Company and (iv) the purchaser in such Transfer (such purchaser, the “Transferee”) shall agree to be bound by the terms of this Agreement by executing and delivering to the Company an adoption agreement substantially in the form attached hereto as Exhibit H (except that the rights of London set forth in this Section 4.3 and in the provisions of Sections 4.1(c) and Section 4.2 that reference this Section 4.3 shall not be available to such Transferee), subject to such changes, if any, as may be agreed by the Conflicts Committee on behalf of the Company. Except as provided in the foregoing sentence, upon execution of such adoption agreement, such Transferee shall enjoy all rights and be subject to all obligations of London and the Shareholders under this Agreement. For the avoidance of doubt, it is understood and agreed that any Transferee of the Block must satisfy and be in compliance with all representations and warranties (other than Section 2.2(e)) and other provisions of this Agreement at the time it executes such adoption agreement (except for any such provisions the Conflicts Committee determines the Transferee will not be required to be in compliance with) or, if it is not, any purported Transfer to such Transferee shall be null and void. London agrees not to solicit any offers to buy the Block or any portion thereof before it makes any notification to the Company pursuant to Section 4.3(a) or during the pendency of the Company’s process pursuant to Section 4.3(b), 4.3(c), 4.3(d) or 4.3(e). The Company agrees to use reasonable best efforts to help London Transfer the Block after London becomes entitled to do so pursuant to Section 4.3(c), 4.3(d) or 4.3(e). Upon consummation of the Transfer of the Block in accordance with this Section 4.3(f), all rights, obligations and liabilities of London and its Affiliates (including any Controlled Affiliate) under the Agreement shall cease except for any rights, obligations and liabilities that would expressly survive if the Agreement was terminated. Upon consummation of the Transfer of the Block, the Company will take all actions to implement the rights of a Transferee of the Block under this Agreement, including the provisions of Article VII. If London desires to sell the Block at a price less than 90% of the Stated Price, it must provide a new notification to the Company pursuant to Section 4.3(a), and the provisions of Sections 4.3(b) through 4.3(e) shall apply to any proposed Transfer at such price.

(g)          London agrees to cause the Shareholders to vote all Voting Securities Beneficially Owned by them in favor of the approval of any transaction, definitive agreement or scheme of arrangement contemplated under Section 4.3(d) or 4.3(e) that is submitted to the shareholders after approval by the Board.

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(h)          If the Transferee under Section 4.3(f) is a Subsidiary of another Person, the Parent of such Transferee shall also execute and deliver to the Company such adoption agreement agreeing to be bound by the Agreement as a Party in the place of London but solely with respect to Sections 2.2, 4.1, 4.2 and 6.4 and Articles IX and X of the Agreement; provided, that:

(i)          references to “London” in Sections 2.2, 4.1, 4.2 and 6.4 shall be deemed to refer to such Parent instead of to London and references to “London NY Holdco” in Section 2.2 shall be deemed to refer to the Transferee instead of to London NY Holdco;

(ii)         the rights of London set forth in Section 4.3 of the Agreement shall not be available to such Parent; references to any Majority Owned Subsidiary of London in Sections 4.1(b), 4.2 and 6.4 shall be deemed to refer instead to any wholly owned Subsidiary of such Transferee; and Section 4.1(c), Section 4.2(c) and the last sentence of Section 4.2 of the Agreement shall not apply;

(iii)        references in the Agreement to the “Shareholders” shall be deemed to refer to Transferee and any wholly owned Subsidiary of Transferee to the extent Transferee or any such Subsidiary of Transferee holds or becomes a holder of Common Stock pursuant to and subject to the terms of, this Agreement;

(iv)        references to “London” in the definitions of “Controlled Affiliate” and “Designated Person” shall be deemed to refer instead to the Transferee;

(v)         references to “London” in the definition of “Transfer” shall be deemed to refer instead to such Parent;

(vi)        “Parent” shall mean, at the election of such Transferee at the time of such transfer, either (x) the ultimate parent Person of such Transferee, (y) any direct or indirect Subsidiary of such ultimate parent Person that Beneficially Owns all outstanding equity interests of such Transferee and that has an enterprise value equal to or greater than three (3) times the purchase price of the Block, or (z) any direct or indirect parent Person of such Transferee if such Person is an investment fund with a fund size equal to or greater than three (3) times the purchase price of the Block and such parent Person directly or indirectly Beneficially Owns all outstanding equity interests of such Transferee; and

(vii)       the definition of the term “Shareholder Affiliated Person” shall be changed to mean any natural Person who is (a) a Controlled Affiliate, an employee of any Shareholder or of any Controlled Affiliate or a Family Member of any such Controlled Affiliate or employee, (b) for purposes of Sections 7.1, 7.2 and 7.3 only, a director of the Transferee who is not a Controlled Affiliate or a Family Member of any such director, or (c) for purposes of Sections 7.1, 7.2 and 7.3 only, an officer, director or employee of any entity that controls or is under common control with the Transferee or a Family Member of any such officer, director or employee.

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Article V

REGISTRATION RIGHTS

Section 5.1           Demand Registration Rights.

(a)          Subject to Section 5.1(b), at any time, and from time to time, (i) after the third anniversary of the Closing or (ii) if the Shareholders’ Voting Power exceeds the Maximum Ownership Percentage as a result of a reduction in the outstanding number of shares of Common Stock (including as a result of any forfeiture of any restricted Common Stock or any share repurchase by the Company) and London, the Shareholders and the Controlled Affiliates are not in material breach of their respective obligations set forth in Section 3.1, Section 4.1 or Section 7.4, in connection with the Transfer of the minimum number of Voting Securities sufficient to cause the Shareholders’ Voting Power to no longer exceed the Maximum Ownership Percentage (such Voting Securities, the “Excess Securities”), one or more of the Shareholders may, by written notice to the Company, request a registration under the Securities Act of, in the case of (i) above, all or part of the Registrable Securities, including any Registrable Securities held by a Controlled Affiliate, or, in the case of (ii) above, that portion of the Registrable Securities that constitute the Excess Securities (a “Demand Registration”); provided, that (A) the registration is for shares of Registrable Securities in the aggregate representing 1% or more of the number of shares of Common Stock outstanding at such time or (B) the reasonably anticipated aggregate offering price of such underwritten registration, before underwriting discounts and commissions, is $5,000,000 or more (the percentage in (A) or the amount in (B), the “Registrable Amount”). Subject to the foregoing, such notice shall specify the aggregate amount of shares of Registrable Securities to be registered pursuant to the Demand Registration and intended method of distribution thereof, including an underwritten public offering.

(b)          After the Company’s receipt of a Shareholder’s written notice requesting a Demand Registration, the Company shall use its reasonable best efforts to file as promptly as reasonably practicable, but subject to Section 5.4, on such registration form for which the Company is eligible under the rules and regulations of the SEC as shall be determined by the Company, including, to the extent permissible, an automatically effective registration statement or an existing effective registration statement filed with the SEC, and shall be reasonably acceptable to the Shareholder. The Company shall use its reasonable best efforts to have such registration statement declared effective as soon as reasonably practicable after receiving a request for a Demand Registration or, if an existing effective registration statement has previously been filed and remains effective that permits the Demand Registration without the filing of a new registration statement, the Company shall file as soon as reasonably practicable a prospectus supplement covering such number of shares of Registrable Securities as requested by the Shareholders to be included in the Demand Registration, subject to Section 5.1(a). The Registration Statement referred to above is hereinafter referred to as a “Demand Registration Statement.”

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(c)          The Shareholders shall be entitled to request an unlimited amount of Demand Registrations pursuant to Section 5.1(a) until such time as the Shareholders Beneficially Own less than a Registrable Amount; provided, however, that the Company will not be obligated to effect a Demand Registration or Shelf Underwritten Offering more than twice in any twelve-month period. Except as set forth in Section 5.5, a registration shall not count as one (1) of the two (2) permitted Demand Registrations and Shelf Underwritten Offerings per twelve-month period until (i) the related Demand Registration Statement has been declared effective by the SEC or, if applicable, the filing of the prospectus supplement, and (ii) unless the Demand Registration Statement remains effective for the period set forth in Section 5.1(d).

(d)          After any Demand Registration Statement filed pursuant to this Agreement has become effective or a prospectus supplement has been filed, the Company shall use its reasonable best efforts to keep such Demand Registration Statement continuously effective for a period of at least ninety (90) days (plus the duration of any Suspension Period) from the date on which the SEC declares such Demand Registration effective or, if applicable, from the date of filing of the prospectus supplement, or such shorter period that shall terminate when all of the Registrable Securities are sold subject to such Demand Registration Statement in accordance with the plan of distribution set forth therein.

(e)          Notwithstanding anything herein to the contrary, the Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Shareholders participating in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Shareholders, which, in the opinion of the managing underwriter can be sold without adversely affecting the marketability of the offering, pro rata in proportion to the number of Registrable Securities requested to be included in such Demand Registration by such Shareholders or on such basis as such Shareholders may agree among themselves; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.

(f)          If a requested registration pursuant to this Section 5.1 involves an underwritten offering, the Company shall have the right to select the managing underwriter, or managing underwriters, to administer any Demand Registration; provided, that any such managing underwriter shall be a nationally recognized investment banking firm that is reasonably acceptable to the Shareholders. The Shareholders participating in such Demand Registration shall have the exclusive right to approve the pricing of the Registrable Securities offered pursuant to any Demand Registration, the applicable underwriting discount and other financial terms of any Demand Registration.

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Section 5.2           Piggyback Registration Rights.

(a)          At any time (i) after the third anniversary of the Closing or (ii) if the Shareholders’ Voting Power exceeds the Maximum Ownership Percentage as a result of a reduction in the outstanding number of shares of Common Stock (including as a result of any forfeiture of any restricted Common Stock or any share repurchase by the Company) and London, the Shareholders and their respective Controlled Affiliates are not in material breach of their obligations set forth in Section 3.1, Section 4.1 or Section 7.4, in connection with the Transfer of Excess Securities, whenever the Company proposes to publicly sell in an underwritten offering or register for sale any of its equity securities pursuant to a registration statement (a “Piggyback Registration Statement”) under the Securities Act (other than a registration statement on Form S-8 or Form S-4, or, in each case, pursuant to any similar successor forms thereto), whether for its own account or for the account of one or more securityholders of the Company (a “Piggyback Registration”), the Company shall give written notice to the Shareholders at least thirty (30) Business Days (or if such notice period is not practicable under the circumstances, the Company shall use its reasonable best efforts to provide the maximum prior written notice as is reasonably practicable under the circumstances, but in no event less than ten (10) Business Days) prior to the initial filing of such Piggyback Registration Statement or the date of the commencement of any such offering of its intention to effect such sale or registration, including the anticipated filing date of the Piggyback Registration Statement, the estimated number, and the class, of shares of equity securities to be included in such Piggyback Registration Statement, the proposed method of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such securities and, subject to Section 5.2(b) and Section 5.2(c), shall include in such Piggyback Registration Statement all Registrable Securities (including any Registrable Securities held by any Controlled Affiliate) or, in the case of (ii) above, such lesser amount of Registrable Securities that constitute the Excess Securities, of the same class of the securities that are being registered and that are the subject of the offering with respect to which the Company has received a written request from the Shareholders for inclusion therein within ten (10) Business Days of such Shareholders’ receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the Shareholders’ right to immediately request a Demand Registration hereunder.

(b)          If a Piggyback Registration is initiated as an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company that in its reasonable opinion the number of equity securities requested to be included in such registration exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such equity securities can be sold, then the Company shall include in such registration the maximum number of shares that such underwriter advises can be so sold without having such adverse effect, allocated (i) first, to the equity securities the Company proposes to sell, (ii) second, to the equity securities (of the same class of the securities being registered and that are the subject of the offering) requested to be included in such Piggyback Registration by the Shareholders, pro rata in proportion to the number of Registrable Securities requested to be included in such Piggyback Registration by such Shareholders or on such basis as such Shareholders may agree among themselves and (iii) third, among other equity securities (of the same class of the securities being registered and that are the subject of the offering) requested to be included in such Piggyback Registration by other security holders (other than the Shareholders) of the Company (if any), pro rata among such holders on the basis of the percentage of the then-outstanding shares requested to be registered by them or on such basis as such holders may agree among themselves and the Company.

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(c)          No registration of Registrable Securities effected pursuant to this Section 5.2 shall be deemed to have been effected pursuant to Section 5.1 or Section 5.3 or shall relieve the Company of any of its obligations under Section 5.1 or Section 5.3.

Section 5.3           Shelf Registration.

(a)          Subject to the availability of a registration statement on Form S-3 (or, if eligible, Form F-3) or a successor form (any such form, a “Form S-3”), at any time (i) after the third anniversary of the Closing or (ii) if the Shareholders’ Voting Power exceeds the Maximum Ownership Percentage as a result of a reduction in the outstanding number of shares of Common Stock (including as a result of any forfeiture of any restricted Common Stock or any share repurchase by the Company) and London, the Shareholders and the Controlled Affiliates are not in material breach of their respective obligations set forth in Section 3.1, Section 4.1 or Section 7.4, in connection with the Transfer of the Excess Securities, one or more Shareholders may by written notice delivered to the Company require the Company to (i) file as promptly as practicable, and to use its reasonable best efforts to cause to be declared effective by the SEC as soon as practicable after such filing, a Form S-3, or (ii) use an existing Form S-3 filed with the SEC, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of all or part of the Registrable Securities, or in the case of (ii) above, Excess Securities owned by such Shareholders; provided, that such Registrable Securities or Excess Securities, as the case may be, equal or exceed the Registrable Amount. The Registration Statement referred to above is hereinafter referred to as a “Shelf Registration Statement.”

(b)          Subject to Section 5.4, the Company will use its reasonable best efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus include in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).

(c)          At the request of a Shareholder, and until such time as the Shareholders Beneficially Own, or the Excess Securities constitute, as the case may be, less than a Registrable Amount, the Company shall prepare and file such additional Registration Statements as necessary every three (3) years (or such other period of time as may be required to maintain continuously effective shelf registration statements) and use its reasonable best efforts to cause such Registration Statements to be declared effective by the SEC so that a shelf Registration Statement remains continuously effective, subject to Section 5.4, with respect to resales of Registrable Securities as and for the periods required under Section 5.3(b), such subsequent Registration Statements to constitute a Shelf Registration Statement hereunder.

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(d)          At any time, and from time to time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), a Shareholder may notify the Company of their intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an underwritten offering (a “Shelf Underwritten Offering”); provided, that the Company shall not be obligated to participate in more than two Shelf Underwritten Offerings or Demand Registrations during any twelve-month period. Such notice shall specify the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, including those provisions of Section 5.7 relating to the Company’s obligation to make filings with the SEC, assist in the preparation and filing with the SEC of prospectus supplements and amendments to the Shelf Registration Statement, participate in “road shows,” agree to customary “lock-up” agreements with respect to the Company’s securities and obtain “comfort” letters, and the Company shall take such other actions as are reasonably necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of a number of Registrable Securities equal to or greater than the Registrable Amount. In any Shelf Underwritten Offering, the Company shall have the right to select the managing underwriter, or managing underwriters, to administer any Shelf Underwritten Offering; provided, that any such managing underwriter shall be a nationally recognized investment banking firm that is reasonably acceptable to the Shareholders. The Shareholders shall have the exclusive right to approve the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering, the applicable underwriting discount and other financial terms of any Shelf Underwritten Offering.

(e)          The Company shall not include any securities other than Registrable Securities in a Shelf Registration Statement or a Shelf Underwritten Offering, except with the written consent of the Shareholders participating in such Shelf Registration Statement or Shelf Underwritten Offering. If, in connection with a Shelf Underwritten Offering, any managing underwriter advises the Company, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Shelf Underwritten Offering would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such Shelf Underwritten Offering only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by the Shareholders, which, in the opinion of the managing underwriter can be sold without adversely affecting the marketability of the offering, pro rata in proportion to the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by such Shareholders or on such basis as such Shareholders may agree among themselves; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.

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Section 5.4           Suspension of Use of Registration Statement.

(a)          The Company may postpone the filing or the effectiveness of a Demand Registration Statement (or suspend the use of any Prospectus or Shelf Registration Statement) (a “Suspension”), for a reasonable length of time, not to exceed an aggregate of 100 days in any twelve-month period (i) if, based on the reasonable, good faith judgment of the Board, such postponement is necessary in order to avoid premature disclosure of a matter the Board has determined would not be in the best interest of the Company to be disclosed at such time and, as a result of such determination, the Company’s directors and executive officers are restricted from selling the Company’s securities during such additional period (other than pursuant to a preexisting 10b5-1 plan), (ii) if the Company cannot obtain, after using its reasonable best efforts, financial information (or information used to prepare such information) from any third party necessary for inclusion in such Registration Statement or Prospectus or (iii) the filing of such Registration Statement or Prospectus would materially interfere with or materially delay a material financing, merger, sale or acquisition of assets, recapitalization or other similar corporate action of the Company approved by the Board pursuant to and subject to the conditions of this Agreement that is pending or expected by the Company to occur or be announced during the delay period (any such period, a “Suspension Period”).

(b)          In the event of a Suspension of a Demand Registration or Shelf Underwritten Offering, the Shareholders shall be entitled, at any time after receiving notice of such Suspension (a “Suspension Notice”), to withdraw its request for a Demand Registration or Shelf Underwritten Offering and, if such request is withdrawn, such Demand Registration or Shelf Underwritten Offering shall not count as one of the two (2) permitted Demand Registrations or Shelf Underwritten Offerings per twelve-month period pursuant to Section 5.1(c) and Section 5.3(d).

Section 5.5           Withdrawal Rights. Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act or Shelf Underwritten Offering shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration or inclusion in a Shelf Underwritten Offering by giving written notice to such effect to the Company prior to the effective date of such registration statement or the pricing of such Shelf Underwritten Offering. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration or Shelf Underwritten Offering and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn. Any registration statement withdrawn or not filed or Shelf Underwritten Offering not completed in accordance with an election by the Shareholders prior to the effectiveness of the applicable Demand Registration Statement or pricing of the applicable Shelf Underwritten Offering for any reason, other than for a material adverse change in the Company or its business, shall be counted as one (1) of the two (2) permitted Demand Registrations and Shelf Underwritten Offerings per twelve-month period, unless London promptly reimburses the Company for all of the Company’s reasonable out-of-pocket documented Registration Expenses (other than internal expenses) with respect to such registration statement or Shelf Underwritten Offering.

Section 5.6           Registration Procedures.

(a)          Whenever any Shareholder requests that any Registrable Securities be registered or sold pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended underwritten offering, and pursuant thereto the Company shall as soon as reasonably practicable (unless otherwise stated below):

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(i)          prepare and file with the SEC, as applicable, (A) a Registration Statement on the appropriate form under the Securities Act for which the Company is eligible under the rules and regulations of the SEC as shall be determined by the Company, including, to the extent permissible, an automatically effective registration statement or an existing effective registration statement filed with the SEC, and shall be reasonably acceptable to the Shareholder, with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and/or (B) the prospectus supplement to an existing effective registration statement filed with the SEC; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including any (a) Free Writing Prospectus or (b) prospectus supplement for a shelf takedown) provide to the Shareholders and the managing underwriter(s), copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus, and the Shareholders (and the managing underwriter(s)) shall have the opportunity to review and comment thereon, and the Company shall (y) make such changes and additions thereto as may be reasonably requested by the Shareholders (and, if applicable, the managing underwriter(s)) prior to such filing, unless the Company reasonably objects to such changes or additions and (z) except in the case of a registration under Section 5.2, not file any Registration Statement hereunder or Prospectus or amendments or supplements thereto to which the underwriters, if any, or the Shareholders shall reasonably object unless the failure to file would violate Applicable Law;

(ii)         prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to keep such Registration Statement continuously effective (A) in the case of a Demand Registration Statement, for the period of time required by Section 5.1(d), (B) in the case of a Piggyback Registration Statement, for ninety (90) days from the date on which the SEC declares such Piggyback Registration Statement effective (plus the duration of any Suspension Period), or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended underwritten offering by the Shareholders set forth in such Registration Statement or prospectus supplement, or (C) in the case of a Shelf Registration Statement, for the period of time required by Section 5.3(d);

(iii)        furnish to the Shareholders such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as the Shareholders and any managing underwriter(s) may reasonably request in order to facilitate the disposition of the Registrable Securities;

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(iv)        use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions (domestic or foreign) as the Shareholders and any underwriter(s) reasonably requests in writing and use its reasonable best efforts to do any and all other acts and things that may be reasonably necessary or advisable to enable the Shareholders and any underwriter(s) to consummate the disposition in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.6(a)(iv), (B) subject itself to taxation in any such jurisdiction, (C) consent to general service of process in any such jurisdiction or (D) make any changes to any report previously filed or furnished pursuant to the Exchange Act that are incorporated by reference into such Registration Statement;

(v)         notify the Shareholders and any managing underwriter(s) at any time when a Prospectus relating thereto is required to be delivered or made available under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, without any further request from the Shareholders or any underwriter(s), the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi)        (A) enter into such customary agreements (including an underwriting agreement and “lock-up” agreements in customary form), which, if reasonably requested by the managing underwriters, shall include indemnification provisions in favor of underwriters and other Persons, (B) take all such other actions as the Shareholders or the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including causing senior management and other Company personnel (including members of the Board) to (I) reasonably cooperate with the Shareholders and the underwriter(s) in connection with performing due diligence and (II) if requested by the managing underwriter(s), agree to customary “lock-up” agreements with respect to the Company’s securities) and (C) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary for opinions of counsel of an issuer in underwritten offerings, subject to customary limitations, assumptions and exclusions;

(vii)       if requested by the Shareholders, use its reasonable best efforts to cause members of senior management of the Company to be available to participate in, and to reasonably cooperate with the managing underwriter(s) in connection with marketing activities that are customary for similar transactions (including select conference calls, one-on-one meetings with prospective purchasers and road shows);

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(viii)      make available for inspection by the Shareholders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Shareholders or such underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, corporate documents and properties of the Company, and cause the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss and to supply all information reasonably requested by the Shareholders, sales or placement agent, underwriter, attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties; provided, further, that if any such information is identified by the Company as being confidential or proprietary, each Person receiving such information shall agree to take such actions as are necessary to protect the confidentiality of such information if requested by the Company, unless (a) the release of such information is required (by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process) to be disclosed by Applicable Law, (b) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has knowledge, (c) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (d) such information is independently developed by such Person without the use of such confidential or proprietary information;

(ix)         maintain or provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement or prospectus supplement, as applicable;

(x)          if requested by the managing underwriter(s) of an underwritten offering, use its reasonable best efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of the sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings;

(xi)         cause all Registrable Securities covered by such registration to be listed on each securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed;

(xii)        promptly notify the Shareholders and any managing underwriter(s) (A) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement, post-effective amendment to the Registration Statement or Free Writing Prospectus has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus; (C) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction; and (E) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in any material respect;

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(xiii)       use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus;

(xiv)      if requested by a Shareholder or any underwriter, promptly incorporate in the Registration Statement or any Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Shareholder or underwriter may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities;

(xv)       reasonably cooperate with the Shareholders and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and

(xvi)      use its reasonable best efforts to comply with all applicable securities laws and make available to its securityholders party hereto, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder.

(b)          The Company shall make available to the Shareholders (i) as soon as reasonably practicable after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, an executed copy of each Registration Statement and any amendment thereto, each preliminary Prospectus and Prospectus and each amendment or supplement thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement and (ii) such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Shareholders or any underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities. The Company shall as soon as reasonably practicable notify the Shareholders of the effectiveness of each Registration Statement or any post-effective amendment or the filing of any prospectus supplement in connection therewith. The Company shall as soon as reasonably practicable respond to any and all comments received from the SEC or the staff of the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review. The Shareholders shall furnish to the Company information regarding London and the Shareholders and the distribution of such securities as the Company reasonably and in good faith determines is required, based on the advice of counsel, to be included (and only to the extent so required) in any Registration Statement or any prospectus supplement in connection therewith, including any information required to be disclosed in order to make any information previously furnished to the Company by the Shareholders not materially misleading or which is necessary to cause such Registration Statement or prospectus supplement not to omit a material fact with respect to London or such Shareholders.

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(c)          Upon notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D) or (E) of Section 5.6(a)(xii) or, and without limiting Section 5.4, upon notice from the Company of the happening of any event (including any event contemplated by Section 5.4(a)) as a result of which the Prospectus included in such Registration Statement (including any prospectus supplement in connection therewith, as applicable) contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (such notice, also a “Suspension Notice”), the Shareholders shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement or Prospectus for a reasonable length of time until the Shareholders are advised in writing by the Company that the use of the Prospectus may be resumed and, if necessary, is furnished with a supplemented or amended Prospectus as contemplated by Section 5.6(a). If the Company shall give the Shareholders any such notice, the Company shall extend the period of time during which the Company is required to maintain the applicable Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date the Shareholders either are advised by the Company that the use of the Prospectus may be resumed or receive the copies of the supplemented or amended Prospectus contemplated by Section 5.6(a) (also a “Suspension Period”). In any event, and without limiting Section 5.4, the Company shall not be entitled to deliver collectively more than a total of two (2) Suspension Notices under either this Section 5.6(c) or Section 5.4 in any twelve-month period.

(d)          The Shareholders’ right to participate in any underwritten offering pursuant to this Article V shall be conditioned on the Shareholders entering into an underwriting agreement in customary form and acting in accordance with the terms and conditions thereof, including the completion and execution of all questionnaires, powers-of-attorney and other documents reasonably required under the terms of such underwriting agreement.

Section 5.7           Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration and filing fees (including SEC registration fees and Financial Industry Regulatory Authority, Inc. filing fees), fees and expenses incurred in connection with compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all accountants and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed. Notwithstanding anything to the contrary contained herein, Registration Expenses shall not include any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities. In connection with each registration initiated hereunder (whether a Demand Registration, Shelf Registration Statement, Shelf Underwritten Offering or a Piggyback Registration in which any Shareholder elects to participate if it has such right), excluding any withdrawn registration under Section 5.5, the Company shall pay or reimburse, subject to Applicable Law, the Shareholders for the reasonable out-of-pocket documented fees and expenses of one law firm chosen by the Shareholders as their counsel; provided, however, that such fees and expenses as to any registration shall not exceed $100,000. Except as provided in Section 5.5, the obligation of the Company to bear the expenses described in this Section 5.7 shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended.

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Section 5.8           Holdback Agreements. If requested by the Company or the managing underwriter of an underwritten offering of the Company’s securities pursuant to this Article V or otherwise, the Shareholders shall agree not to sell or otherwise transfer or dispose of any securities of the Company (other than pursuant to such underwritten offering) during the period five (5) days prior to and ninety (90) days (or such shorter period that the managing underwriter or the Company, as the case may be, requests) following the effective date of the Registration Statement relating to the underwritten offering of the Company’s securities or the date of filing the prospectus supplement in the case of a shelf takedown, as applicable, unless the managing underwriter agrees to such sale or distribution; provided, however, that the Shareholders shall not be obligated to comply with this Section 5.8 more than once in any twelve-month lock-up period for any underwritten offering in which no Shareholder is participating. At the request of the managing underwriter, if the Shareholders enter into a holdback agreement as set forth above, the Company will enter into an analogous agreement of the same duration.

Section 5.9           Indemnification.

(a)          Subject to Applicable Law relating to an English company’s ability to exempt its own directors from liability, waive such liability or indemnify its own directors, the Company shall indemnify, defend and hold harmless the Shareholders, their partners, directors, officers, Affiliates, agents and representatives (and the partners, officers, directors, employees and shareholders thereof) from and against any and all losses, claims, damages, liabilities, fees (including attorneys’ fees) and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (i) any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, preliminary Prospectus, Free Writing Prospectus or final Prospectus arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary Prospectus, Free Writing Prospectus or final Prospectus in reliance and in conformity with information concerning the Shareholders furnished in writing to the Company by the Shareholders expressly for use therein and (ii) any violation by the Company of any federal or state law or regulation or other Applicable Law and relating to action required of or inaction by the Company in connection with any registration or offering of securities.

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(b)          London and each of the Shareholders, jointly and severally, shall indemnify, defend and hold harmless the Company, its directors, officers, Affiliates, agents and representatives (and the partners, officers, directors, employees and shareholders thereof) from and against any and all Liabilities arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, preliminary Prospectus, Free Writing Prospectus or final Prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information with respect to London or any Shareholder furnished in writing to the Company by any Shareholder expressly for use therein. In connection with any Registration Statement in which the Shareholders are participating pursuant to this Agreement, the Shareholders shall promptly furnish to the Company in writing such information with respect to London or the Shareholders as may be required by Applicable Law (but only to the extent required) for use in connection with any such Registration Statement or prospectus and all information required to be disclosed (but only to the extent required) in order to make the information previously furnished to the Company by the Shareholders not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to London or the Shareholders necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, London and the Shareholders’ liability to the Company pursuant to this Section 5.9(b) shall not exceed the net proceeds received by the Shareholders in the aggregate in the offering giving rise to such liability.

(c)          Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

(d)          The indemnification provided for under this Section 5.9 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

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(e)          If the indemnification provided for pursuant to this Section 5.9 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any Liabilities, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such Liabilities as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the Shareholders shall not be required to make a contribution in excess of the net amount received by the Shareholders collectively from the sale of Registrable Securities in connection with the offering that gave rise to the contribution rights.

(f)          Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 5.10         Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it shall take such further action as the Shareholders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Shareholders or any of the Controlled Affiliates to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time or (ii) any similar rule or regulation hereafter adopted by the SEC.

Article VI

PREEMPTIVE AND OTHER RIGHTS

Section 6.1           Preemptive Rights.

(a)          Subject to Section 6.2, from and after the Closing, at any time that the Company effects a Subject Issuance, the Shareholders shall have the right to purchase from the Company for cash additional Subject Securities (in each instance, an “Additional Subject Securities Purchase”), such that following such respective Subject Issuance and such Additional Subject Securities Purchase, the Shareholders’ Voting Power will be the same as the Shareholders’ Voting Power immediately prior to such Subject Issuance. Notwithstanding the foregoing or any other provision of this Agreement, the Shareholders shall not be entitled at any time to acquire additional Subject Securities under this Article VI to the extent such acquisition would result in the Shareholders having Voting Power in excess of the Maximum Ownership Percentage, but they may participate in Additional Subject Securities Purchases up to such amount, subject to the other provisions of this Article VI.

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(b)          Prior to any Subject Issuance, and no later than the date on which the Board approves such Subject Issuance, the Company shall provide the Shareholders with fifteen (15) Business Days’ prior written notice of such Subject Issuance or, if earlier, the expected date of entry by the Company into a binding agreement to effect such Subject Issuance (or if such notice period is not reasonably practicable under the circumstances, the maximum prior written notice as is reasonably practicable but, in no event, less than ten (10) Business Days’ prior written notice) (such period between such notice and the date of the Subject Issuance or the expected date of entry into such contract, if applicable, the “Notice Period”) of such proposed Subject Issuance (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering or, in the case of an offering exempt from registration, the private placing memorandum or similar offering document in respect of such offering), (i) describing, to the extent then known, (A) the anticipated amount of Subject Securities, price and other material terms upon which the Company offers to sell Subject Securities to the Shareholders and (B) the number of Subject Securities the Shareholders are entitled to purchase pursuant to this Article VI; (ii) attaching, if any Voting Securities to be issued in the Subject Issuance are to be allotted as fully or partly paid up otherwise than in cash, any valuation required under Section 593 of the U.K. Companies Act 2006; and (iii) containing a binding offer to sell Subject Securities to the Shareholders subject to the consummation of the Subject Issuance. If prior to any such Subject Issuance, there is a material change in the terms of such Subject Issuance, then prior to such Subject Issuance, the Company shall provide the Shareholders with fifteen (15) Business Days’ prior written notice (or if such notice period is not reasonably practicable under the circumstances, the maximum prior written notice as is reasonably practicable but, in no event, less than ten (10) Business Days’ prior written notice) describing such change (such period between such notice and the date of the Subject Issuance, also a “Notice Period”).

(c)          A Shareholder may exercise its right to effect an Additional Subject Securities Purchase by providing written notice to the Company (i) in the event of a Subject Issuance for cash consideration, prior to the expiration of the Notice Period or (ii) in the event of a Subject Issuance for non-cash consideration, at least five (5) Business Days prior to the expiration of the Notice Period. Such Shareholder’s notice must indicate the specific amount of Subject Securities that such Shareholder desires to purchase, subject to the restrictions set forth in Section 6.1(a). Except as provided in Section 6.1(d) and Section 6.1(e), each Shareholder shall effect the Additional Subject Securities Purchase that it has elected to purchase concurrently with the Subject Issuance (the date of consummation of such transactions being referred to as the “Preemptive Rights Closing Date”). Subject to Section 6.1(e), if, in connection with any Subject Issuance, a Shareholder gives timely notice of its intent to exercise its right under this Section 6.1 but has not paid for and otherwise effected the Additional Subject Securities Purchase on the Preemptive Rights Closing Date, then such Shareholder shall be deemed to have waived its right to purchase such securities under this Section 6.1 with respect to such Subject Issuance; provided, however, that, subject to Section 6.1(e), the Company shall be entitled to specifically enforce such Shareholder’s exercise of its right to effect the Additional Subject Securities Purchase as set forth in such Shareholder’s notice.

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(d)          In the event the Notice Period is less than fifteen (15) Business Days and a Shareholder has delivered notice of its desire to effect an Additional Subject Securities Purchase, subject to the restrictions set forth in Section 6.1(a), such Shareholder shall have the option, to be indicated in the notice delivered to the Company, to either (i) consummate the Additional Subject Securities Purchase on the Preemptive Rights Closing Date or (ii) within six (6) months of the consummation of such Subject Issuance, make open market or privately negotiated purchases of Voting Securities, provided that following such open market or privately negotiated purchases, the Shareholders’ Voting Power will not exceed the Shareholders’ Voting Power immediately prior to such Subject Issuance.

(e)          If and to the extent (but only to the extent) that the approval of the Investment Commission, Ministry of Economic Affairs, Executive Yuan, Taiwan, the Republic of China is required for a Shareholder to effect an Additional Subject Securities Purchase for which a Shareholder has given timely notice to the Company of its election to exercise its rights under this Section 6.1 or exercise Preemptive Warrants issued under Section 6.2(c) and such approval has not been obtained on or prior to the Preemptive Rights Closing Date or the expiration date of the period during which the Shareholder may exercise Preemptive Warrants pursuant to Section 6.2(a), as applicable, the Shareholder may effect the Additional Subject Securities Purchase, or exercise Preemptive Warrants, on or before the date that is forty (40) Business Days (or, in the event of an exercise of Preemptive Warrants, sixty (60) Business Days) following the receipt of such approval; provided, however, that the Shareholder is using reasonable best efforts to obtain such approval as promptly as practicable; and provided, further, that (i) if such approval is not obtained within ninety (90) Business Days after such Shareholder has given timely notice to the Company of its election to exercise its rights under this Section 6.1, the Shareholder’s notice exercising its rights under this Section 6.1 shall be deemed withdrawn and (ii) if such approval is obtained within such ninety (90) Business Day period but the receipt of such approval is subject to terms or conditions that are adverse to any Shareholder or any Controlled Affiliate, the Shareholder may withdraw such notice to the Company within such ninety (90) Business Day period; and if either clause (i) or (ii) applies, no Shareholder nor any Controlled Affiliate shall have any further right or obligation to effect such Additional Subject Securities Purchase or exercise such Preemptive Warrants and the Shareholders shall have the option, to be indicated in a notice delivered to the Company, in connection with any Subject Issuance, to the extent such shares could not be purchased by the Shareholders from the Company without such approval, for one (1) year after either clause (i) or (ii) applies, to make open market or privately negotiated purchases of Voting Securities, provided, that following such open market or privately negotiated purchases, the Shareholders’ Voting Power shall not exceed the Shareholders’ Voting Power immediately prior to such Subject Issuance.

(f)          Except as provided in Section 6.1(g) or Section 6.3, if the Company effects a Subject Issuance and one or more of the Shareholders exercises its right to make an Additional Subject Securities Purchase, the applicable Shareholders shall pay an amount per security equal to the cash consideration per security paid by the other purchaser or purchasers of Subject Securities in such Subject Issuance. In the case of an underwritten public offering or a private placement offering under Rule 144A of the Securities Act or similar transaction, the price paid by the Shareholders shall not include any underwriting or initial purchaser’s discount or fees (as disclosed in the final prospectus or offering memorandum).

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(g)          If the Company effects a Subject Issuance for non-cash consideration, and one or more of the Shareholders exercises its right to make an Additional Subject Securities Purchase, such Shareholder shall pay, per security in the Additional Subject Securities Purchase, the volume-weighted average price per share of Common Stock over the preceding twenty (20) trading days (from the date of the Preemptive Rights Closing Date) on which shares of Common Stock are traded, or able to be traded, on the NYSE (or, if not listed on the NYSE, such other securities exchange upon which shares of Common Stock are then listed or quoted).

(h)          In the event that a proposed Subject Issuance is terminated or abandoned by the Company without the issuance of any Subject Securities, then the Shareholders’ purchase rights pursuant to this Section 6.1 shall also terminate as to such proposed Subject Issuance, and any funds in respect thereof paid to the Company by the Shareholders shall be refunded promptly and in full; provided, however, that to the extent the Shareholders have elected to make open market or privately negotiated purchases pursuant to Section 6.1(d), such termination shall not affect any binding transactions entered into by a Shareholder prior to receiving actual notice of such termination.

(i)          Notwithstanding any other provision in this Section 6.1, to the extent the issuance of Voting Securities in an Additional Subject Securities Purchase in the manner contemplated by this Article VI would require, whether under the applicable rules of any stock exchange on which the Voting Securities are listed or otherwise, any approval by the shareholders of the Company that has not been obtained, the Shareholders may purchase in an Additional Subject Securities Purchase such number of Voting Securities as would be permitted without such approval and shall, until such approval is obtained, have the option, to be indicated in a notice delivered to the Company, in connection with any such issuance of Voting Securities, and to the extent such shares are not purchased by the Shareholders from the Company, to make open market or privately negotiated purchases of Voting Securities, provided, that following such Additional Subject Securities Purchase and open market or privately negotiated purchases, the Shareholders’ Voting Power shall not exceed the Shareholders’ Voting Power immediately prior to such Subject Issuance.

Section 6.2           Disapplication; Shareholder Approval.

(a)          The Shareholders’ preemptive rights under Section 6.1 may be exercised in respect of any Subject Issuance (the “Contractual Preemptive Rights”) for a period of five (5) years (a “Disapplication Period”) from the date of the approval of the Articles of Association of the Company. Except as otherwise agreed by the Parties, the Company shall convene a general meeting of the shareholders of the Company before the expiry of each Disapplication Period to vote either (i) to adopt new Articles of Association or (ii) to pass a special resolution, in each case disapplying or modifying the preemptive rights applicable to the Company under Applicable Law for a further Disapplication Period so as to permit the exercise of the Contractual Preemptive Rights until the expiry of that further Disapplication Period (each a “Disapplication Resolution”), and the Company agrees to take all action within its powers to cause the adoption or passage of such Disapplication Resolution. The Shareholders agree to vote their Voting Securities in favor of each Disapplication Resolution at each so convened general meeting. If at any such general meeting the Disapplication Resolution is not adopted or passed and the Disapplication Period expires, (x) every year after such expiration and until the earlier of (i) a Disapplication Resolution is adopted or passed and (ii) the ninth anniversary of the Closing, the Company shall convene a general meeting of the shareholders of the Company to vote to adopt or pass a Disapplication Resolution, and the Company shall take all action within its powers to cause the adoption or passage of such Disapplication Resolution, and (y) the Shareholders shall, until such Disapplication Resolution is adopted or passed, (i) have the option, to be indicated in a notice delivered to the Company, in connection with any Subject Issuance for cash consideration (or, in the event any applicable Law prevents the issuance or exercise of the Preemptive Warrants, any Subject Issuance for non-cash consideration), to the extent such shares are not purchased by the Shareholders from the Company, to make open market or privately negotiated purchases of Voting Securities, provided, that following such open market or privately negotiated purchases, the Shareholders’ Voting Power shall not exceed the Shareholders’ Voting Power immediately prior to such Subject Issuance and (ii) have the option, in connection with any Subject Issuance for non-cash consideration, for a period of three (3) months (or such longer period as provided in Section 6.1(e)) after the date of such Subject Issuance, to exercise the Preemptive Warrants.

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(b)          Prior to the execution of this Agreement, Kraton Performance Polymers, Inc., in its capacity as the then sole shareholder of the Company, approved and adopted this Agreement for purposes of obtaining the required shareholder approval under the rules and regulations of the New York Stock Exchange (the “NYSE”), including Section 312 of the NYSE Listed Company Manual (Shareholder Approval Policy), in order to permit the exercise of the Contractual Preemptive Rights under this Agreement. Prior to the five-year anniversary of the date of such approval and adoption of this Agreement (such date, the “NYSE Approval Expiration”) (or if the NYSE notifies the Company that such approval or adoption of this Agreement is or will no longer be valid in order to permit, without further approval of the shareholders of the Company, the exercise of the Contractual Preemptive Rights under this Agreement (including in any circumstance requiring shareholder approval of an issuance of common stock, or of securities convertible into or exercisable for common stock, to a “Related Party” as defined in Section 312.03 of the NYSE Listed Company Manual), promptly following such notification (and in any event, no later than the next regularly scheduled annual general meeting of the Company)), the Company shall convene a general meeting to consider and vote upon a special resolution approving and adopting this Agreement for all purposes under the rules and regulations of the NYSE, including Section 312 of the NYSE Listed Company Manual (Shareholder Approval Policy), or otherwise, so as to permit the exercise of the Contractual Preemptive Rights (each, a “NYSE Approval Resolution”) until the date that is the five-year anniversary of the approval or adoption of such NYSE Approval Resolution. The Company agrees to take all action within its powers to cause the adoption or passage of each NYSE Approval Resolution. If at any such general meeting the NYSE Approval Resolution is not adopted or passed and the NYSE Approval Expiration occurs, (A) every year after such expiration, the Company shall convene a general meeting of the shareholders of the Company to vote to adopt or pass a NYSE Approval Resolution and the Company shall take all action within its powers to cause the adoption or passage of such NYSE Approval Resolution and (B) the Shareholders shall, until such NYSE Approval Resolution is adopted or passed, have the option, to be indicated in a notice delivered to the Company, in connection with any Subject Issuance and, to the extent such shares are not purchased by the Shareholders from the Company, to make open market or privately negotiated purchases of Voting Securities, provided, that following such open market or privately negotiated purchases, the Shareholders’ Voting Power shall not exceed the Shareholders’ Voting Power immediately prior to such Subject Issuance. The Shareholders agree to vote their Voting Securities in favor of each NYSE Approval Resolution at each so convened general meeting.

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(c)          Any time within one (1) year prior to the expiration of any Disapplication Period, the Company shall issue to London or any Shareholder as directed by London warrants (the “Preemptive Warrants”) having the provisions set forth on Exhibit E in respect of an aggregate nominal amount of Common Stock equal to at least 50% of the then-outstanding shares of Common Stock (or such modified amount as is appropriate to take account of any stock split, subdivision, stock dividend (including dividends on preferred stock whether in the form of shares of preferred stock or common stock) or pro rata recapitalization (including any exchange of one or more series of preferred stock for another series of preferred stock) that the Company has effected before issuing the Preemptive Warrants). The Company shall take all action within its powers to maintain all corporate and other authorizations required to issue the Preemptive Warrants (including obtaining the required shareholder approval under the rules and regulations of the NYSE, including Section 312 of the NYSE Listed Company Manual (Shareholder Approval Policy) in order for the Shareholders to exercise the Preemptive Warrants), and such number of shares of Common Stock as is required to satisfy the exercise rights of the Preemptive Warrants, in each case without any preemptive rights applying in respect of any other Person.

Section 6.3           Other Purchase Rights. In the event that a Subject Issuance consists of an issuance by the Company of additional Voting Securities in connection with any restricted stock, stock option, incentive or other award of Common Stock or other capital stock of the Company pursuant to the Company’s equity compensation plans or other employee, consultant or director compensation arrangements approved by the Board or a duly authorized committee thereof (whether such award was made before, or is made on or after, the date of this Agreement), and including in connection with the exercise of any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities of the Company, the Shareholders may within ninety (90) days of the consummation of such Subject Issuance, make open market or privately negotiated purchases of Voting Securities, provided, that following such open market or privately negotiated purchases, the Shareholders’ Voting Power shall not exceed the Shareholders’ Voting Power immediately prior to such Subject Issuance; provided, however, that if the Shareholders reasonably believe, after consultation with legal counsel, that to make such purchases within such ninety-day period would violate Applicable Law (including Section 10(b) of the Exchange Act and any other rules promulgated thereunder), such period shall be tolled until such time as the Shareholders reasonably believe, after consultation with legal counsel, that such purchases would not violate Applicable Law (but, in any event, such period shall not be tolled for longer than six (6) months past the date of such Subject Issuance).

Section 6.4           Purchases by Certain Controlled Affiliates. Notwithstanding anything to the contrary in this Agreement, upon the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, a Shareholder may assign its right to effect an Additional Subject Securities Purchase or to make open market or privately negotiated purchases pursuant to Section 6.1, Section 6.2 and Section 6.3 to one or more of London, any other Shareholder or any Majority Owned Subsidiary of London if such Person or Persons, if not already a Party to this Agreement, agrees or agree to be bound by the terms of this Agreement by executing a Transferee Adoption Agreement (it being understood that any such Person who is already a party to this Agreement shall automatically upon such Person’s ownership of Voting Securities be deemed a Shareholder). Upon the execution of such Transferee Adoption Agreement, such Person shall be deemed a Shareholder under this Agreement. Notwithstanding any assignment pursuant to this Section 6.4, such assigning Shareholder shall continue to be bound by this Agreement and shall not be released from any of its obligations hereunder.

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Article VII

CORPORATE GOVERNANCE

Section 7.1           Board Representation.

(a)          Upon the Closing, the Board shall consist of fourteen (14) directors, which shall include seven (7) members designated by the Shareholders pursuant to, and determined by the Nominating Committee to satisfy the requirements of, Section 1.5 of the Combination Agreement (each such Person and any replacement thereof or additional designee permitted under this Section 7.1, a “Shareholder Designee”).

(b)          After the Closing, the Shareholders shall collectively have the right to designate for election to the Board seven (7) Shareholder Designees, subject to adjustment as set forth in Section 7.1(h)-(j); provided, however, that no more than 60% of the Shareholder Designees on the Board may at any time be Shareholder Affiliated Persons; provided, further, that (i) if the Shareholders collectively have the right to designate only three (3) Shareholder Designees, no more than two (2) Shareholder Designees on the Board at any time may be Shareholder Affiliated Persons and (ii) if the Shareholders collectively have the right to designate only two (2) Shareholder Designees, each Shareholder Designee on the Board may be a Shareholder Affiliated Person. Subject to the terms hereof, the Company shall cause each person designated for nomination in accordance with this Section 7.1 to be included in the notice convening the annual general meeting of the Company to be circulated to shareholders of the Company. To the extent that the Company does not nominate, in accordance with the immediately preceding sentence, such persons to stand for election at the annual general meeting of the Company or any such Shareholder Designees are not elected at any such meeting (and such persons are not otherwise disqualified from serving pursuant to Section 7.1(d)) or the Company fails to hold an annual general meeting of the Company at which directors are elected by July 1 in any given year during the term of this Agreement (other than as a result of impediments outside of the Company’s control such as financial statement restatements or pending SEC comments), the restrictions set forth in Section 3.1(a)(iv) and the voting restrictions set forth in Section 7.4 shall be suspended until such time as the Company holds the annual general meeting of the Company, such Shareholder Designees are nominated to stand for election or such Shareholder Designees are elected to the Board, as the case may be. The Company shall use its reasonable best efforts to remove any such impediment to holding the annual general meeting of the Company.

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(c)          Subject to Section 7.1(d), the Company agrees to (i) include each of the Shareholder Designees designated by the Shareholders (by way of notice to the Company of the intention to designate such Shareholder Designee for nomination stating the particulars which would, if he were so nominated and elected, be required to be included in the Company’s register of directors, together with notice by such Shareholder Designee of his willingness to be elected) on the resolutions proposed to be voted upon for the election of directors at each annual general meeting of the Company, which include nominees for election to the Board proposed by the Company and/or the Board, (ii) recommend the election of such Shareholder Designees to the shareholders of the Company and (iii) take all action within its powers to cause the election of the Shareholder Designees as directors of the Company.

(d)          After the Closing, the Company shall not be obligated to nominate any Shareholder Designee unless such Shareholder Designee shall (i) be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), acting reasonably and in good faith and applying the same uniform standards consistent with the Nominating Committee charter as the Nominating Committee applies to Public Designees (it being understood and agreed that the seven (7) persons identified in Section 7.1(a) are acceptable to the Nominating Committee); (ii) if not a Shareholder Affiliated Person, be an Independent Director; (iii) not otherwise be prohibited or disqualified from serving as a director of the Company pursuant to Applicable Law, any stock exchange on which any Voting Securities are listed, the Company’s Corporate Governance Guidelines or the Nominating Committee charter as in effect on the date hereof; and (iv) not be a Competitor or an Affiliate thereof or be engaged in business on a regular basis with any Competitor.

(e)          The Company agrees that any Shareholder Designee serving as a director of the Company shall be entitled to the same rights, privileges and compensation applicable to Non-Employee Public Designees generally or to which all such Non-Employee Public Designees are entitled, including any rights with respect to indemnification arrangements, directors and officers insurance coverage and other similar protections and expense reimbursement.

(f)          The Shareholders shall timely provide, and shall use their commercially reasonable efforts to cause the Shareholder Designees to timely provide, the Company with accurate and complete information relating to London, the Shareholders and the Shareholder Designees that may be required (but only to the extent required) to be disclosed by the Company under the Securities Act or the Exchange Act or other Applicable Law. In addition, at the Company’s request, the Shareholders shall cause the Shareholder Designees to complete and execute the Company’s standard director and officer questionnaire prior to being admitted to the Board or standing for reelection at an annual general meeting of the Company or at such other time as may be reasonably requested by the Company in order for the Company to comply with its public company disclosure obligations under the Securities Act or the Exchange Act or to comply with any other filing or other obligation that the Company is legally obligated to comply with under Applicable Law.

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(g)          Not less than forty-five (45) days prior to the regularly scheduled meeting of the Nominating Committee held in the first calendar quarter of each year in connection with the Company’s regularly scheduled annual general meeting, the Shareholders shall provide the Company with written notice of the names of the Shareholder Designees proposed to be nominated for election at the annual general meeting of the Company to be held in the second quarter of such year, stating the particulars which would, if he were so elected, be required to be included in the Company’s register of directors, together with notice by that Shareholder Designee of his willingness to be elected. At any other time the Shareholders are entitled to designate a Shareholder Designee pursuant to this Agreement, upon delivery by the Shareholders to the Company of written notice of the name of such Shareholder Designee, stating the particulars which would, if he were so elected, be required to be included in the Company’s register of directors, together with notice by that Shareholder Designee of his willingness to be elected, the Nominating Committee shall hold a meeting as promptly as practicable (but in no event later than the next regularly scheduled meeting of the Nominating Committee) to determine whether such Shareholder Designee satisfies the requirements of Section 7.1(d). In either case, promptly following such committee meeting, the Company shall provide the Shareholders with written notice as to whether such Shareholder Designees satisfy the requirements of Section 7.1(d). If the Nominating Committee determines that such Shareholder Designee does not satisfy the requirements of Section 7.1(d), then (i) such written notice shall include with reasonable detail why such Shareholder Designee does not satisfy such requirements and (ii) the Shareholders shall continue to designate replacement Shareholder Designees in a like manner until Section 7.1(d) has been satisfied.

(h)          If at any time the Shareholders’ Voting Power is, after the expiration of any applicable Grace Period, less than the Minimum Shareholder Voting Power Level corresponding to the number of Shareholder Designees at such time (in each case in respect of the Board size at such time) as shown on Exhibit A, then the number of Shareholder Designees that the Shareholders shall be entitled to designate hereunder shall be reduced to the number of Shareholder Designees set forth opposite the highest Minimum Shareholder Voting Power Level (in each case in respect of the Board size at such time) on Exhibit A that is less than the Shareholders’ Voting Power at such time. For the avoidance of doubt, if any Shareholder or Controlled Affiliate Transfers any Voting Securities Beneficially Owned by such Shareholder or Controlled Affiliate during any applicable Grace Period to any Person (other than London, any other Shareholder or any Subsidiary of London or any Shareholder), and after any such Transfer, the Shareholders’ Voting Power (as calculated pursuant to Section 7.1(p)) is, for at least ninety (90) days, less than the Minimum Shareholder Voting Power Level corresponding to the number of Shareholder Designees at such time (in each case in respect of the Board size at such time) as shown on Exhibit A, then the number of Shareholder Designees that the Shareholders shall be entitled to designate hereunder shall be reduced to the number of Shareholder Designees set forth opposite the highest Minimum Shareholder Voting Power Level (in each case in respect of the Board size at such time) on Exhibit A that is less than the Shareholders’ Voting Power (as calculated pursuant to Section 7.1(p)) at such time.

(i)          If at any time the Shareholders’ Voting Power is, for at least ninety (90) days, greater than the Minimum Shareholder Voting Power Level corresponding to the number of Shareholder Designees (in each case in respect of the Board size at such time) at such time as shown on Exhibit A that exceeds the number of Shareholder Designees that the Shareholders were theretofore entitled to designate, then the number of Shareholder Designees that the Shareholders shall be entitled to designate hereunder shall be increased to the number of Shareholder Designees set forth opposite the highest Minimum Shareholder Voting Power Level (in each case in respect of the Board size at such time) on Exhibit A that is less than the Shareholders’ Voting Power at such time.

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(j)          Subject to Section 7.1(k), in the event that the Board determines, pursuant to and subject to the terms and conditions of this Agreement, to increase or decrease the size of the Board at any time during any period in which the Shareholders have the right to designate at least one (1) director pursuant to this Section 7.1, then the number of Shareholder Designees that the Shareholders are entitled to designate hereunder shall be increased or decreased, as the case may be, to the number of Shareholder Designees set forth opposite the highest Minimum Shareholder Voting Power Level (in each case in respect of the Board size at such time) on Exhibit A that is less than the Shareholders’ Voting Power at such time. Notwithstanding anything to the contrary in this Section 7.1(j) or Section 7.1(k), unless the decrease in Board size is approved by the Board pursuant to Section 7.3, no Shareholder Designee shall be required to resign as a result of a decrease in the size of the Board pursuant to this Section 7.1(j) or Section 7.1(k) if at such time the number of Shareholder Designees that the Shareholders are entitled to designate is less than half of the total number of authorized directors of the Company as so decreased.

(k)          In order to accomplish any reduction in the number of Shareholder Designees required to effectuate the terms of Section 7.1(h) or Section 7.1(j), upon the written request of the Company to the Shareholders, the Shareholders shall cause the resignation of the necessary number of Shareholder Designees, subject to Section 7.3(o); provided, however, that the Shareholders shall make a determination (not to be withheld) in their sole discretion as to which Shareholder Designee shall resign, subject to the first proviso in Section 7.1(b). In the event that any such Shareholder Designee fails to deliver his or her prompt resignation as required pursuant to this Section 7.1(k), the Parties shall take all necessary action (and the Shareholders agree to cooperate with the Company in taking such action) permitted by Applicable Law to cause such Shareholder Designee to be removed from the Board, including seeking equitable relief such as an injunction. In order to accomplish any increase in the number of Shareholder Designees required pursuant to Section 7.1(i) or Section 7.1(j), upon the written request of the Shareholders to the Company, the Company shall cause the resignation of the necessary number of Public Designees; provided, however, that the Public Designees shall make a determination (not to be withheld) in their collective sole discretion as to which Public Designee shall resign. In the event that any such Public Designee fails to deliver his or her prompt resignation as required pursuant to this Section 7.1(k), the Parties shall take all necessary action (and the Company agrees to cooperate with the Shareholders in taking such action) permitted by Applicable Law to cause the requisite number of Public Designees to be removed from the Board, including seeking equitable relief such as an injunction.

(l)          In the event that a vacancy is created at any time by the death, disability, retirement, disqualification, resignation or removal (with or without cause) or a vacancy is created pursuant to Section 7.1(j) or Section 7.1(k) of a Shareholder Designee designated pursuant to this Section 7.1, the Shareholders shall have the right to designate a replacement to fill such vacancy; provided, that such replacement meets the requirements of the first or second proviso in Section 7.1(b), as applicable, and the requirements of Section 7.1(d). The Company shall cause such vacancy to be filled by the replacement so designated and the Board to promptly elect such designee to the Board. Any Shareholder Designee elected in accordance with this Section 7.1(l) shall hold office for the remainder of the full term in which the vacancy occurred or to which the new Shareholder Designee is elected, until his successor is elected or until his earlier resignation or removal in accordance with this Section 7.1. Without the consent of the Shareholders, neither the Company nor the Board shall appoint any other Person to fill any such vacancy.

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(m)          Subject to Applicable Law, no Shareholder Designee shall be obligated to present any particular business opportunity to the Company that he or she becomes aware of by virtue of his or her position as an officer or employee of any of the Shareholders and/or their Affiliates.

(n)          Any election by the Shareholders not to exercise (in whole or in part) the right to designate all or a portion of its Shareholder Designees shall not constitute a permanent waiver or relinquishment of such right. If the Shareholders elect not to exercise their right to designate a Shareholder Designee, the Company shall have no right to fill such vacancy.

(o)          The Company shall take all actions within its power not to permit any amendment to the Company’s Articles of Association that would alter or modify in an adverse manner the Shareholders’ rights under this Article VII or amend Articles [  ]1 of the Articles of Association without the approval of the Shareholders. London and each Shareholder shall take all actions within its power (including by voting its Voting Securities) not to permit any amendment to the Company’s Articles of Association that would alter or modify in an adverse manner the Company’s rights under this Article VII (including the rights of the Company with respect to matters addressed by this Article VII that are expressed as restrictions on the rights or actions of the Shareholders, the provisions of Section 7.3 and the provisions regarding the Conflicts Committee, including the composition thereof, in Section 7.5) or amend Articles [  ]2 of the Articles of Association, in each case unless such amendment has been approved by the Conflicts Committee and by the Board in accordance with Section 7.3.

(p)          Any references to, and the calculation of, the Shareholders’ Voting Power in this Agreement (i) shall include, without duplication, the Voting Power of the Shareholders and, subject to Section 3.1(b)(ii), any Voting Power of any of the Controlled Affiliates and (ii) during any applicable Grace Period, (A) shall not give effect to the Company’s issuance of Voting Securities in the Subject Issuance that triggered any such Grace Period until such Grace Period expires but (B) shall give effect to any Transfer of Voting Securities that are Beneficially Owned by the Shareholders or any Controlled Affiliate during any such Grace Period to a Person other than London, any other Shareholder or any Subsidiary of London or any Shareholder.

(q)          Notwithstanding anything in this Section 7.1 or Section 7.2 to the contrary, in the event that any material breach of London’s, the Shareholders’ or any of the Controlled Affiliates’ obligations set forth in Section 3.1, Section 4.1 or Section 7.4 shall have occurred and be continuing for a period of thirty (30) days or more and upon notice by the Company to the Shareholders, the Shareholders’ right to designate Shareholder Designees pursuant to this Section 7.1 and Section 7.2 shall be suspended; provided, however, that the Shareholders’ right to designate Shareholder Designees pursuant to this Section 7.1 and Section 7.2 shall be reinstated and become effective from and after the date on which any material breach of London’s, the Shareholders’ or any of the Controlled Affiliates’ obligations set forth in Section 3.1, Section 4.1 or Section 7.4 shall have been cured or remedied.

1 Will include Articles corresponding to this Article VII.

2 Will include Articles corresponding to this Article VII.

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(r)          From and after the date of this Agreement, Dan F. Smith, provided he continues to be a director of the Company, shall be the chairman of the Board of the Company; provided, that no later than the date that is two (2) years from the date of this Agreement, Dan F. Smith shall resign from the office of chairman of the Board of the Company. From the date Dan F. Smith ceases to be the chairman until the date that is two (2) years from such date, a majority of the Shareholder Designees shall have the right to designate one of the Shareholder Designees as chairman of the Board (including any replacement thereof). After such two-year period, the director to be the chairman of the Board shall be selected by the Board.

Section 7.2           Board Committee Representation. Upon and after the Closing, each committee of the Board shall consist of four (4) members. After the Closing and at any time at which the Shareholders are entitled to designate half the directors of the Board pursuant to Section 7.1, the Shareholders shall be entitled to designate two (2) Shareholder Designees for appointment to each committee (except the Conflicts Committee as provided in Section 7.5). Upon the Closing, the Board shall appoint the Shareholder Designees identified on Exhibit C to the committees listed on such exhibit. At any time at which the Shareholders are entitled to designate less than half of the directors of the Board pursuant to Section 7.1, the Shareholders shall be entitled to designate Shareholder Designees for appointment to each committee of the Board (except the Conflicts Committee as provided in Section 7.5) such that the aggregate number of Shareholder Designees that the Shareholders shall be entitled to designate to committees of the Board at any time is equal to the percentage that the total number of Shareholder Designees the Shareholders are entitled to designate to the Board under this Agreement at such time constitutes of the total number of authorized directors of the Board at such time (rounding up or down, as the case may be, to the nearest whole number of directors), provided, however, that the Shareholders shall not be entitled to designate more than two (2) Shareholder Designees for appointment to any such committee and that the number of Shareholder Designees shall be allocated as evenly as possible among such committees. Notwithstanding the foregoing, no Shareholder Designee may be appointed to a committee of the Board if (i) the appointment of such Shareholder Designee to such committee of the Board would violate Applicable Law, any rule or regulation of any stock exchange on which any Voting Securities are listed, the Company’s Corporate Governance Guidelines or the applicable committee charter as in effect on the date hereof, (ii) with respect to membership on the Audit Committee, Compensation Committee and Nominating Committee, such Shareholder Designee is not an Independent Director or (iii) with respect to membership on the Nominating Committee, such Shareholder Designee is a Shareholder Affiliated Person. The Shareholders may designate, with respect to each committee of which no Shareholder Designee is a member due to failure to meet the requirements set forth in this Section 7.2 or otherwise, one (1) Shareholder Designee who shall be entitled to attend in a nonvoting capacity all committee meetings of such committee; provided, however, that such committee may decline to allow such Shareholder Designee to attend all or any portion of a committee meeting if the committee determines that a conflict of interest would make such attendance inappropriate. Any reduction in the number of Shareholder Designees on any committee to which the Shareholders are entitled pursuant to this paragraph will be accomplished by the immediate resignation or removal of one (1) or more of the Shareholder Designees from such committee. Except as provided in the immediately preceding sentence, the Shareholders shall be entitled to designate for appointment any remaining Shareholder Designees to replace the resigned or removed Shareholder Designee on any committee on which such resigning or removed Shareholder Designee served but only to the extent that such remaining Shareholder Designee is qualified to serve on such committee under this Section 7.2. Each member of the Board shall receive prior notice of all meetings of each committee of the Board, such notice to include an agenda for such meeting.

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Section 7.3           Vote Required for Board Action. From and after the Closing, until the earlier to occur of (x) the ninth anniversary of the Closing and (y) such time as the Shareholders’ Voting Power is less than 25% (or, with respect to Section 7.3(n) and Section 7.3(o), 10%) (or if the Shareholders’ Voting Power falls below 25% (or, with respect to Section 7.3(n) and Section 7.3(o), 10%) as a result of the issuance or issuances of Voting Securities by the Company, such time as the Shareholders’ Voting Power remains below 25% (or, with respect to Section 7.3(n) and Section 7.3(o), 10%) until the expiration of any applicable Grace Period), the Company shall not enter into, effectuate, approve or recommend (or allow any of its Subsidiaries to enter into, effectuate, approve or recommend) any of the following actions without the prior approval of more than 50% of all of the directors of the Board then in office, including at least one (1) Non-Employee Public Designee and, unless waived by London, one (1) Shareholder Designee that is a Shareholder Affiliated Person:

(a)          any acquisition by the Company or any Subsidiary, in a single transaction or series of related transactions, whether by merger, consolidation, exchange offer, share exchange, tender offer, reorganization, recapitalization, purchase of stock or assets or other business combination, of assets or securities of any other Person, other than in the ordinary course of business, for consideration greater than $30,000,000;

(b)          any sale, transfer or other disposition by the Company or any Subsidiary, in a single transaction or series of related transactions, whether by merger, consolidation, exchange offer, share exchange, tender offer, reorganization, recapitalization, sale of stock or assets or other business combination, of any assets or securities of any other Person, outside the ordinary course of business, for consideration greater than $30,000,000;

(c)          any declaration or payment, directly or indirectly, of any cash or other dividend or other distribution in respect of any Common Stock or other equity securities of the Company or any change to the Company’s policy with respect to dividends or other distributions in respect of any Common Stock or other equity securities of the Company;

(d)          any incurrence, assumption, guaranty or other similar assumption by the Company or any Subsidiary of Indebtedness, in a single transaction or series of related transactions, with a principal amount of greater than $40,000,000;

(e)          a Board resolution for, or to propose to the shareholders of the Company, any redemption, purchase, repurchase or other acquisition of any equity securities of the Company (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities of the Company), other than redemptions, purchases, repurchases or other acquisitions of equity securities of the Company pursuant to equity compensation plans or other employee, consultant or director compensation arrangements in the ordinary course approved by the Board or a duly authorized committee thereof;

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(f)          any capital project with estimated aggregate capital expenditures in excess of $15,000,000;

(g)          a Board resolution to propose to the shareholders of the Company any amendment of the Articles of Association of the Company;

(h)          a Board resolution for, or to propose to the shareholders of the Company, any issuance of equity securities of the Company (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities of the Company) (other than equity compensation plans in the ordinary course) in one transaction or a series of related transactions, that would result in the issuance of equity securities of the Company (including any options, warrants, or other securities convertible into, or exercisable or exchangeable for, equity securities of the Company) (other than equity compensation plans in the ordinary course) in one transaction or a series of related transactions, representing more than 3% of the Total Voting Power or 3% of the economic interest in the Company following such issuance or any issuance of equity securities of the Company that would require the approval of the shareholders of the Company, including as a result of the exercise of any preemptive rights, (other than equity compensation plans in the ordinary course) in one transaction or a series of related transactions;

(i)          any Change of Control Transaction;

(j)          any merger, consolidation, exchange offer, share exchange, tender offer, reorganization, recapitalization, consolidation or other business combination of, or with respect to, or involving the Company;

(k)          the termination or appointment of any Chief Executive Officer of the Company (other than the reappointment of the Person then serving as the Chief Executive Officer of the Company);

(l)          any filing by the Company or any Subsidiary of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or the filing of an answer consenting to or acquiescing in any such petition, or the making of any general assignment for the benefit of its creditors of all or substantially all of the assets of the Company or any Subsidiary;

(m)          a Board resolution for, or to propose to the shareholders of the Company, any adoption or implementation by the Company of any shareholders rights plan;

(n)          any decrease in the size of the Board below ten (10) directors or any fixing of the authorized size of the Board as an odd number of directors;

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(o)          any requirement that a Shareholder Designee resign as a result of a decrease in the size of the Board pursuant to Section 7.1(j), if at the time of such decrease the number of Shareholder Designees that the Shareholders are entitled to designate is less than half of the total number of authorized directors of the Company as so decreased; and

(p) taking or permitting any action within its powers that may, would or is intended to result in the Company becoming subject to the City Code on Takeovers and Mergers (the “UK Takeover Code”).

Section 7.4           Voting Arrangements.

(a)          In each election of directors of the Company after the Closing, the Shareholders shall, and shall cause each of the Controlled Affiliates to, vote or act by written consent with respect to all of the Voting Securities that are Beneficially Owned by any Shareholder or any such respective Controlled Affiliate, as the case may be, for each of the director nominees included in the Board’s notice convening the annual general meeting of the Company to be circulated to shareholders of the Company; provided, however, that in connection with a proposal to elect directors that is initiated by a shareholder other than a Shareholder, a Controlled Affiliate or a Shareholder Affiliated Person and that is not acting in concert with any Shareholder, any Controlled Affiliate or any Shareholder Affiliated Person, the Shareholders may vote their Voting Securities (i) for the Shareholder Designees and (ii) with respect to all other director nominees, at their option, either for each of the director nominees included in the annual general meeting notice also containing the Board’s nominees and recommended to shareholders of the Company or in the same proportion as the votes cast for such other director nominees by or on behalf of the holders of Voting Securities other than the Shareholders and the Controlled Affiliates. The Shareholders shall not, and they shall cause each of the Controlled Affiliates and each Shareholder Affiliated Person not to, exercise the votes attaching to their respective Voting Securities to remove any Public Designee as a director of the Company except as provided for in this Agreement or as agreed between the Parties.

(b)          Notwithstanding anything to the contrary in Section 3.1, with respect to any vote of the shareholders of the Company on (i) any merger, consolidation, exchange offer, share exchange, tender offer, reorganization, recapitalization, consolidation or other business combination of the Company, (ii) any sale, lease, transfer or other disposition of all or substantially all of the assets of the Company, (iii) any transaction or series of related transactions in which the Company will issue Voting Securities representing 20% or more of the Voting Securities outstanding immediately prior to such issuance or (iv) subject to Section 7.1(o), any amendment to the Articles of Association of the Company, the Shareholders and the Controlled Affiliates may vote all Voting Securities that are Beneficially Owned by the Shareholders in their sole discretion.

(c)          For any other matter requiring a vote of the shareholders of the Company that is not subject to Section 7.4(a) or Section 7.4(b):

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(i)          until the first anniversary of the Closing, the Shareholders and the Controlled Affiliates may vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates, up to 25% of the Total Voting Power (the “First Voting Threshold”), in their sole discretion and shall vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates in excess of the First Voting Threshold, at their election, either (A) as recommended by the Board or (B) in the same proportion as the votes cast by or on behalf of the holders of Voting Securities other than the Shareholders and the Controlled Affiliates;

(ii)         after the first anniversary of the Closing and until the second anniversary of the Closing, the Shareholders and the Controlled Affiliates may vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates, up to 30% of the Total Voting Power (the “Second Voting Threshold”), in their sole discretion and shall vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates in excess of the Second Voting Threshold, at their election, either (A) as recommended by the Board or (B) in the same proportion as the votes cast by or on behalf of the holders of Voting Securities other than the Shareholders and the Controlled Affiliates;

(iii)        after the second anniversary of the Closing and until the third anniversary of the Closing, the Shareholders and the Controlled Affiliates may vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates, up to 35% of the Total Voting Power (the “Third Voting Threshold”), in their sole discretion and shall vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates in excess of the Third Voting Threshold, at their election, either (A) as recommended by the Board or (B) in the same proportion as the votes cast by or on behalf of the holders of Voting Securities other than the Shareholders and the Controlled Affiliates;

(iv)        after the third anniversary of the Closing and until the fourth anniversary of the Closing, the Shareholders and the Controlled Affiliates may vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates, up to 40% of the Total Voting Power (the “Fourth Voting Threshold”), in their sole discretion and shall vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates in excess of the Fourth Voting Threshold, at their election, either (A) as recommended by the Board or (B) in the same proportion as the votes cast by or on behalf of the holders of Voting Securities other than the Shareholders and its Controlled Affiliates; and

(v)         after the fourth anniversary of the Closing, the Shareholders and the Controlled Affiliates may vote all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates in their sole discretion.

(d)          The Shareholders shall be, and shall cause each of the Controlled Affiliates who are shareholders of the Company to be, present in person or by proxy at all meetings of shareholders of the Company to the extent necessary so that all Voting Securities that are Beneficially Owned by the Shareholders and the Controlled Affiliates shall be counted as present for the purpose of determining the presence of a quorum at such meeting and to vote such shares in accordance with this Section 7.4.

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Section 7.5           Conflict Transactions. Any amendment, modification or waiver of any provision of this Agreement, any approval by the Company of any exception to any provision of this Agreement and any transaction between, on the one hand, the Company or any of its Affiliates and, on the other hand, London, the Shareholders or any of their Affiliates, shall require the approval of the Conflicts Committee of the Board, which shall consist solely of Non-Employee Public Designees.

Section 7.6           Waiver of Class Rights.

(a)          The rights of the Shareholders under this Agreement are not rights attaching to the Voting Securities or any other securities of the Company held by the Shareholders or the Controlled Affiliates. The Voting Securities or any other securities of the Company held by the Shareholders or the Controlled Affiliates shall not constitute a separate class of equity share capital of the Company as a result of the rights of the Shareholders under this Agreement. Accordingly, the Shareholders shall not, and shall procure that the Controlled Affiliates shall not, claim or assert any such class rights that, in each case, the relevant shareholder(s) would not be able to claim or assert in the absence of this Agreement.

(b)          If, notwithstanding the provisions of Section 7.6(a), a court of competent authority shall find that, due to the rights of the Shareholders under this Agreement, under Applicable Law the Voting Securities or any other securities of the Company held by the Shareholders or the Controlled Affiliates do constitute a separate class of Voting Securities or any other securities of the Company, the Shareholders hereby undertake to and covenant with the Company that they respectively shall, and shall procure that the Controlled Affiliates shall, vote in favor of the relevant variation of class rights in accordance with any voting obligation to which they are subject under this Agreement.

Section 7.7           UK Takeover Code. Without limiting Section 7.3(p), if at any time the Company is subject to, or is reasonably likely to become subject to, the provisions of the UK Takeover Code, the Company and the Board shall promptly take such steps as are available to them and reasonably necessary to ensure that the Company ceases being subject to such provisions.

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Article VIII

Other Covenants

Section 8.1           Information Rights.

(a)          The Company shall provide the Shareholders, on an ongoing and confidential basis, such access to and information with respect to the Company’s and its Subsidiaries’ businesses, operations, plans and prospects as the Shareholders may from time to time reasonably determine it requires in order to appropriately manage and evaluate its investment in the Company, including (i) the right to routinely consult with senior management of the Company with respect to the Company’s and its Subsidiaries’ businesses and financial matters, including annual operating plans and (ii) the right to inspect all books and records (other than books and records relating to any agreement between any Shareholder and the Company or any proposed transaction between any Shareholder on one hand and the Company on the other that is considered by the Board in a special committee process) and all facilities and properties of the Company and its Subsidiaries, including to the extent necessary for the preparation of a Shareholder’s financial statements and securities filings, provided, however, that nothing in the foregoing shall obligate the Company to provide the Shareholders any records relating to the negotiation and consummation of the transactions contemplated by this Agreement and the Combination Agreement, including confidential communications with financial and other advisors and legal counsel representing the Company or its Affiliates and confidential information provided by the Company to Shareholders shall be used only by Shareholders to manage and evaluate its investment in the Company, and to prepare Shareholders’ financial statements and securities filings. Without limiting the foregoing, (i) as soon as available (and, in any event within sixty (60) days) after the end of each fiscal year of the Company (or the earlier date by which the information is required to be filed by the Exchange Act), the Company shall deliver to the Shareholders the annual financial statements required to be filed by the Company under the Exchange Act (or, if such financial statements are not required to be filed under the Exchange Act, such annual financial statements the Company would be required to file under the Exchange Act if the Company was subject to the reporting obligations of Section 13 of the Exchange Act) and (ii) as soon as available after the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within forty-five (45) days (or the earlier date by which the information is required to be filed under the Exchange Act), the Company shall deliver the quarterly financial statements required to be filed by the Company under the Exchange Act (or, if such financial statements are not required to be filed under the Exchange Act, the financial statements the Company would be required to file under the Exchange Act if the Company was subject to the reporting obligations of Section 13 of the Exchange Act), together with such supporting detailed information as the Shareholders may reasonably request to enable them to prepare their own financial statements and securities filings. The Company shall cooperate with the Shareholders and the Controlled Affiliates and reasonably assist the Shareholders in connection with the inclusion of the Company’s financial statements and other information required in the Shareholders’ own financial statements and securities filings, including providing reasonable access to the Shareholders’ employees and outside accountants as may be required in connection therewith. The Shareholders shall reimburse the Company for all reasonable out-of-pocket costs and expenses incurred by the Company in connection with such cooperation and assistance. The Company may decline to provide the Shareholders with confidential, competitively sensitive information if providing such information would violate Applicable Law.

(b)          London and the Shareholders shall, upon request in writing by the Company, promptly provide to the Company any information regarding London, the Shareholders and the Controlled Affiliates that is required for the Company to comply with Applicable Laws (but only to the extent required), including the rules of any national securities exchange or inter-dealer quotation system on which the Company’s securities may be listed or quoted provided, however, that nothing in the foregoing shall obligate either London or any Shareholder to provide the Company any records relating to the negotiation and consummation of the transactions contemplated by this Agreement and the Combination Agreement, including confidential communications with financial and other advisors and legal counsel representing London or any Shareholder or any of their respective Affiliates and confidential information provided by London or any Shareholder to the Company shall be used only by the Company for such purposes.

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(c)          Section 8.1(a) shall terminate upon the first date that the Shareholders’ Voting Power is less than 25%.

Section 8.2           Confidentiality.

(a)          For so long as this Agreement is in effect and for one (1) year thereafter, London and the Shareholders shall, and shall cause the Controlled Affiliates, and shall use their reasonable best efforts to cause their representatives, to maintain the confidentiality of all Confidential Information provided to London, the Shareholders, the Controlled Affiliates and/or representatives by the Company or any of its representatives, such obligation to maintain confidentiality to be governed as if the Confidentiality Agreement, dated April 30, 2013, by and between London and the Company, were applicable to such information.

(b)          London and each Shareholder acknowledges and understands that the purchase and sale of securities on the basis of material nonpublic information, commonly referred to as “inside information,” or the selective disclosure of inside information to others who may trade, is prohibited by United States federal and state laws. London and each Shareholder agrees to comply, and shall cause its Controlled Affiliates and representatives to comply, with all applicable securities laws and regulations.

(c)          London and the Shareholders shall use their respective reasonable best efforts to enforce any agreement, arrangement or other legal right they may have with or relating to any employee (or former employee) or other party with respect to the Confidential Information of the Business.

Section 8.3           Covenant Against Competition.

(a)          Until such time as the Shareholders have a Voting Power of less than 15%, London and the Shareholders hereby agree and covenant to comply with, and agree and covenant to cause each of the Controlled Affiliates listed on Exhibit B (London, the Shareholders and such Controlled Affiliates each being a “Restricted Party”) to comply with, the provisions of this Section 8.3.

(b)          Each Restricted Party shall not, without the prior authorization of the Company, at any time, either individually or in partnership or jointly with any other Person or Persons, directly or indirectly, (i) engage in, or own, anywhere in the world, any enterprise engaged in the Business, (ii) provide services that would be in material competition with the business of and services provided by the Business or (iii) become the employee of, or otherwise render services to or on behalf of, any business substantially similar to or in competition with the Business; provided, however, that nothing in this Section 8.3 shall prevent any Restricted Party from acquiring, directly or indirectly, ownership of shares in or the undertaking or assets of any business which competes with the Business if such competing business or interest therein is acquired by the Restricted Party as part of any acquisition of an entity that owns one or more businesses or interests in addition to such competing business; provided, that the revenues of the competing business are less than 50% of the total revenues of such entity; and provided, further, that if the revenues attributable to the competing business at the date of the acquisition amount to more than 20% of the total revenues of the Company attributable to the Business or more than 30% of the total revenues of the entity to be acquired, then such Restricted Party shall divest the competing business, provided it is able to obtain commercially reasonable consideration and other reasonable terms and conditions, within three (3) years after such acquisition, unless, upon the written request of such Restricted Party, the Company provides its written consent that such Restricted Party does not have to divest the competing business.

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(c)          Each Restricted Party shall not, without the prior authorization of the Company, directly or indirectly, either for such Restricted Party or any other Person, induce or attempt to induce any employee providing services to the Company or any of its Affiliates to leave the employ of or to cease providing such services to the Company or its Affiliates; provided, however, that the foregoing shall not be construed to prohibit any employment of any such Person resulting from general advertisements for employment conducted by any Restricted Party.

(d)          For the avoidance of doubt, nothing in this Section 8.3 shall prevent any Restricted Party from (i) carrying on any operation or activity other than the Business or (ii) taking any action that is required or contemplated by this Agreement, the Combination Agreement or any ancillary agreement executed in connection with the Combination Agreement.

(e)          If the Company believes that any Restricted Party has violated any of the covenants of this Section 8.3, the Company shall have the right to seek relief from any court of competent jurisdiction against such Restricted Party. Each Party acknowledges that money damages alone shall not adequately compensate the Company in the event of a breach of any of the covenants of this Section 8.3. Therefore, each Party agrees that in addition to all remedies available at law, in equity or under this Agreement, the Company shall be entitled to injunctive relief for the enforcement of the covenants of this Section 8.3.

(f)          Each Party hereby agrees that this Section 8.3 is a material and substantial part of the transactions contemplated by this Agreement and that the Company would not have entered into this Agreement in the absence of such restrictions. Each Party further agrees that a breach of any of the covenants of this Section 8.3 would constitute irreparable harm and the covenants in this Section 8.3 are reasonable with respect to their duration, scope and geographical area.

(g)          The covenants in this Section 8.3 are severable and separate, and the unenforceability of any specific covenant in this Section 8.3 is not intended by any Party to, and shall not, affect the provisions of any other covenant in this Section 8.3. If any court of competent jurisdiction determines that the scope, duration, geographical or territorial restrictions this Section 8.3 sets forth are unreasonable as applied to a Restricted Party, the Parties acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent. All the covenants in this Section 8.3 are intended by each Party to, and shall, be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any of the Shareholders against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any covenant in this Section 8.3. The covenants contained in this Section 8.3 shall not be affected by any breach of any other provision of this Agreement by any Party.

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(h)          Each of London and the Shareholders shall use their respective reasonable best efforts to enforce any agreement, arrangement or other legal right they may have with or relating to any employee (or former employee) or other party limiting such employee or other party from competing in the Business.

Article IX

EFFECTIVENESS AND TERMINATION

Section 9.1           Effectiveness. This Agreement shall take effect immediately upon the Closing and shall remain in effect until it is terminated pursuant to Section 9.2.

Section 9.2           Termination.

(a)          At such time that the Shareholders’ Voting Power is less than 10%, or at such earlier time as may be mutually agreed in writing by the Company, London and the Shareholders, all provisions of this Agreement, other than Section 8.2, this Article IX and Article X (except for Section 10.1, Section 10.2 and Section 10.3), shall terminate; provided, that the Shareholders’ rights pursuant to Article V shall survive any termination of the other provisions of the Agreement until the earlier of such time that the Shareholders (i) collectively cease to own, directly or indirectly, a Registrable Amount and (ii) may sell all their remaining Registrable Securities without registration under the Securities Act, except that Section 5.9 shall survive any such termination and remain in full force and effect.

(b)          Upon the expiration of the Standstill Period, the provisions of Article IV and Article VII shall terminate and be of no further force or effect.

(c)          Section 8.2 shall survive in accordance with its terms.

Article X

MISCELLANEOUS

Section 10.1         Public Announcement. London, the Shareholders and the Company shall fully cooperate and work in good faith with one another when preparing public announcements (including press releases) relating to the other Parties or the Shareholders’ investments in the Company.

Section 10.2         Legend on Securities.

(a)          Each certificate representing Voting Securities Beneficially Owned by any of the Shareholders or any of the Controlled Affiliates and subject to the terms of this Agreement shall bear the following legends (the “Legends”) on the face thereof (it being understood that if such shares are not certificated, other appropriate restrictions shall be implemented to give effect to the provisions of this Section 10.2):

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(i)          “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING, TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN THAT CERTAIN SHAREHOLDER AGREEMENT, DATED [ ], 201[ ], AMONG KRATON PERFORMANCE POLYMERS PLC, LCY SYNTHETIC RUBBER CORP. AND LCY CHEMICAL CORP., AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE “AGREEMENT”), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF KRATON PERFORMANCE POLYMERS PLC.”

(ii)         “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

(b)          Upon any acquisition by any Shareholder or any Controlled Affiliate thereof of Beneficial Ownership of Voting Securities other than the Shareholder Shares, the applicable Shareholder shall, or shall cause any such Controlled Affiliate to, submit the certificates representing such Voting Securities to the Company so that the Legends (to the extent required by this Section 10.2) may be placed thereon (if not so endorsed upon issuance).

(c)          Upon request of the Shareholders and receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such Legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause all or the applicable portion of the Legend to be removed from any certificate for any Voting Securities Beneficially Owned by the Shareholders or any of the Controlled Affiliates to be Transferred in accordance with the terms of this Agreement.

Section 10.3         Application of Agreement to Additional Voting Securities. Any additional Voting Securities of which any of the Shareholders or any of the Controlled Affiliates acquires Beneficial Ownership following the Closing shall be subject to the restrictions and commitments contained in this Agreement as fully as if such Voting Securities were Beneficially Owned by such Person as of the Closing.

Section 10.4         Remedies.

(a)          Each Party acknowledges that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that it would be impossible to determine the amount of damages that would result from any breach of any of the provisions of this Agreement. The Parties therefore agree that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that the other Party shall, in addition to any other rights or remedies which it may have, be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to compel specific performance of, or restrain any Party from violating, any of such provisions. In connection with any action or proceeding for injunctive relief, each Party hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

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(b)          All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such Party.

Section 10.5         Successors and Assigns. This Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the Parties and their respective successors and permitted assigns, and no such term or provision is for the benefit of, or intended to create any obligations to, any other Person, except as otherwise specifically provided in this Agreement, including Section 5.9 with respect to the Company’s directors, officers, Affiliates, agents and representatives and the Shareholders’ partners, directors, officers, Affiliates, agents and representatives (and the partners, officers, directors, employees and shareholders thereof). Except as expressly provided in Section 4.1, neither this Agreement nor any rights or obligations hereunder shall be assignable by any Party without the prior written consent of the other Parties.

Section 10.6         Amendments; Waivers. This Agreement may be amended only by an agreement in writing executed by the Company and the Shareholders. Any Party may waive in whole or in part any benefit or right provided to it under this Agreement, such waiver being effective only if contained in a writing executed by the waiving Party. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon breach thereof shall constitute a waiver of any such breach or of any other covenant, duty, agreement or condition, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 10.7         Approval by Shareholders. Any amendment, modification or waiver of any provision of this Agreement by the Shareholders and any consent or approval of the Shareholders under this Agreement shall require the approval of, and shall be effective if approved in writing by, Shareholders holding at least a majority of the Voting Securities held by all Shareholders.

Section 10.8         No Third Party Rights. Except as provided in Section 5.9, nothing expressed or referred to in this Agreement is intended to, or will be, construed to give any Person other than the Parties to this Agreement any legal or equitable right, remedy or claim by virtue of the UK Contracts (Rights of Third Parties) Act 1999 or otherwise, including under or with respect to this Agreement or any provision hereof. The rights of third parties to enforce Section 5.9 are subject to the term that the Parties to this Agreement may by mutual agreement terminate or rescind or vary it in any way without the consent of any such third party and the other terms and conditions of this Agreement.

55

Section 10.9         Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, in the case of delivery in person or by overnight courier, shall be deemed to have been duly given upon receipt) by delivery in person or overnight courier to the respective parties at the following addresses, delivery by facsimile transmission to the respective parties at the following fax numbers or delivery by electronic mail transmission to the respective parties at the following email addresses, or at such other address, fax number or email address for a party as shall be specified in a notice given in accordance with this Section 10.9; provided, however, that delivery by facsimile transmission or electronic mail transmission shall be deemed to have been duly given upon receipt only if promptly confirmed by telephone:

If to London or any of the Shareholders:

LCY Chemical Corp.

4F, No.83, Section 4, Bade Road

Taipei, Taiwan (R.O.C.)

Attn: Head of Legal Department
Fax: + 886-2-2528-1828
Telephone: + 886-2-2763-1611 ext. 434
Email: linda.wu@lcygroup.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Avenue, N.W.

Washington, D.C. 20005

Attention: Michael P. Rogan

Fax: (202) 661-8200

Telephone: (202) 371-7550

Email: michael.rogan@skadden.com

If to the Company:

Kraton Performance Polymers plc

15710 John F. Kennedy Boulevard, Suite 300

Houston, Texas 77032

Attn: General Counsel

Fax: (281) 504-4741

Telephone: (832) 204-5400

Email: stephen.duffy@kraton.com

56

with a copy to:

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002

Attention: Stephen Massad

Fax: (713) 229-7775

Telephone: (713) 229-1475

Email: stephen.massad@bakerbotts.com

or to such other address, facsimile number, email address or telephone as either Party may, from time to time, designate in a written notice given in a like manner.

Section 10.10         Governing Law. This Agreement shall be governed by the internal laws of the state of Delaware (without regard to any choice of law provisions thereof that would result in the application of the laws of any other jurisdiction), except that the provisions of Article VI, Article VII and Section 10.8 shall be governed by the laws of England and Wales.

Section 10.11         Construction; Section Headings; Table of Contents. The language used in this Agreement shall be deemed to be the language the Parties have chosen to express their mutual intent, and no rule of strict construction will be applied against any Party. The section headings and any table of contents contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 10.12         Entire Agreement. This Agreement, including the exhibits hereto, and the Combination Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the Parties with respect to its subject matter.

Section 10.13         Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 10.14         Consent to Jurisdiction; Waiver of Jury Trial. The Parties hereby consent to personal jurisdiction in any action brought with respect to this Agreement and the transactions contemplated hereunder in the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction, the federal court sitting in the State of Delaware, and the Parties agree that service of process may be accomplished pursuant to Section 10.9 above. Each Party Hereby Waives Its Right To Trial By Jury In Connection With Any Suit, Action or proceeding relating to this Agreement.

57

Section 10.15         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature page follows]

58

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

kraton performance polymers plc

By:
Name:
Title:

LCY SYNTHETIC RUBBER CORP.

By:
Name:
Title:

LCY CHEMICAL CORP.

By:
Name:
Title:

[Signature Page to Shareholder Agreement]

Exhibit A

Shareholder Designees

The “Minimum Shareholder Voting Power Levels,” with respect to the authorized Board size, shall be as set forth in the chart below:

		Board size
		14	13	12	11	10	9	8
Number of Shareholder Designees		Minimum Shareholder Voting Power Level
	7	47%
	6	43%	47%	47%
	5	36%	38%	42%	45%	47%
	4	29%	31%	33%	36%	40%	44%	47%
	3	21%	23%	25%	27%	30%	33%	38%
	2	14%	15%	17%	18%	20%	22%	25%
	1	10%	10%	10%	10%	10%	10%	10%

EXHIBIT A

Exhibit B

Restricted Parties

1.	Any Subsidiary of London.

2.	Any director of London who is not independent of London.

3.	Any officer of London.

4.	Any Significant Minority Shareholder of a Shareholder.

5.	Any Person specified in clause (d) and clause (e) of the definition of Controlled Affiliate but only with respect to any Person listed in 2 through 4 above.

EXHIBIT B

Exhibit C

Shareholder Designee Representation on Board Committees

[To be completed prior to execution of the Agreement.]

EXHIBIT C

Exhibit D

Designated Persons

Lee Chang Yung Co, LTD

Lee JAMGO Co, LTD

Lee, Bowei

Hank FAH COMPANY LTD.

YOUNG, Sai Fen

Fuju Co, Ltd.

LEE, Tan Lan

WAI LIH COMPANY LIMITED

EXHIBIT D

Exhibit E

WARRANTS TERM SHEET

Definitions

Any term that is capitalised but not defined herein shall have the meaning set out in the Shareholder Agreement.

“Shareholder Agreement” means the shareholder agreement among Kraton Performance Polymers plc, LCY Chemical Corp. and LCY Synthetic Rubber Corp., dated [ ] 201[ ], as amended from time to time in accordance with its terms;

“Third Party” means any Person that is not a Shareholder;

“Warrantholders” means holders of Warrants from time to time;

“Warrant Instrument” means the instrument pursuant to which the Company shall issue the Warrants;

“Warrants” means the warrants over Common Stock to be issued pursuant to the Shareholder Agreement and the Warrant Instrument.

1. Warrant Structure

Issuer:	The Company

Warrantholders:	The Shareholders, in accordance with Section 6.2(c) of the Shareholder Agreement, or any of their permitted transferees.

Warrants to be issued:

The Company shall issue Warrants in respect of an aggregate nominal amount of Common Stock equal to at least 50% of the then-outstanding shares of Common Stock (or such modified amount as is appropriate to take account of any stock split, subdivision, stock dividend (including dividends on preferred stock whether in the form of shares of preferred stock or common stock) or pro rata recapitalization (including any exchange of one or more series of preferred stock for another series of preferred stock) that the Company has effected before issuing the Warrants).

The Company shall issue the Warrants in accordance with the time frame set out in the Shareholder Agreement.

EXHIBIT E

Anti-dilution protection:	The Warrant Instrument shall contain customary anti-dilution protection in respect of any consolidation/sub-division/redesignation/issue by way of capitalisation of reserves of Shares, or any other reorganisation of the share capital structure of the Company, with any disputes to be resolved by an independent expert procedure.

Documentation:	The Warrants will be documented by a Warrant Instrument, in such form as will be agreed between the Company and London on or prior to the Closing under the Combination Agreement by and among the Company, UK Holdco, Mergerco, London and London NY Holdco, dated as of January 28, 2014, and Warrant certificates registered in the name of each Warrantholder. The Company shall maintain a register of Warrantholders.

2. Exercise

Exercise event:

The Warrantholders are entitled to exercise Warrants only if there has been an issuance of Voting Securities for non-cash consideration (“Issuance”) to a Third Party (and whether or not any Voting Securities are at the same time issued to any Shareholder) at a time that is not during a Disapplication Period (an “Exercise Event”);

The Company will give the Warrantholders notice of any upcoming Exercise Event as if it were Subject Issuance under Section 6.1(b) of the Shareholder Agreement;

Exercise price:	Each Warrant shall entitle the Warrantholder to receive one share of Common Stock the same price per share of Common Stock as would apply to a Subject Issuance that is subject to Section 6.1(g) of the Shareholder Agreement.

Exercise restriction	The Warrantholders shall be entitled to exercise the Warrants such that following such exercise the Shareholders’ Voting Power will be the same as their Voting Power immediately prior to the Exercise Event. The Warrantholders shall not be entitled to exercise the Warrants to the extent such exercise would result in the Shareholders having Voting Power in excess of the Maximum Ownership Percentage, but they may so exercise up to such amount.

EXHIBIT E

Terms of issue of Common Stock:	Shares issued upon exercise of Warrants are to be acquired fully paid and free of all third party rights and encumbrances.

Liquidation:	No liquidation of the Company shall occur unless the Warrantholder is treated on any distribution of assets as if it had exercised, immediately prior to such liquidation, such number of Warrants as shall at that time be exercisable.

Long-stop date:	The Warrants shall be exercisable until the date that the Shareholder Agreement is terminated in accordance with Section 9.2(a) thereof.

3. Miscellaneous

Transfers:	The Warrants may be transferred in the same manner, and to the same Persons, as a right to effect an Additional Subject Securities Purchase may be assigned under Section 6.4 of the Shareholder Agreement.

EXHIBIT E

Undertakings:

From Closing until the Warrants are issued, the Company shall not allot any shares in the Company, or grant any rights to subscribe for, or to convert any security into, shares in the Company, if the result would be that, immediately following such allotment, the Company would not be authorised under Applicable Law to issue the Warrants without any pre-emptive rights applying in respect of any Person other than the Shareholders.

From signing of the Warrant Instrument until it terminates in accordance with its terms, the Company shall maintain all corporate and other authorisations required to issue such number of shares of Common Stock as is required to satisfy the exercise rights of all Warrants, with the corresponding share issuance being on a non-preemptive basis, and to otherwise give effect to the terms set out in the Warrant Instrument as contemplated by this term sheet.

Variation:	The Warrants may only be varied with the written consent of the Company and each Warrantholder.

Governing law:	The Warrant Instrument shall be governed by and construed in accordance with English law.

EXHIBIT E

Exhibit F

Adoption Agreement for Subsidiary Transferees of Shares

This Adoption Agreement (“Adoption Agreement”), dated [ ], 20[ ], is made by and between the undersigned transferee (the “Transferee”) and Kraton Performance Polymers plc, a public limited company incorporated under English law (registered no. 08815107) whose registered office is at [___] (the “Company”) pursuant to the terms of the Shareholder Agreement, dated as of [     ], 201[ ], as it may be amended from time to time in accordance with its terms (the “Agreement”) by and among the Company, LCY Synthetic Rubber Corp., a limited company organized under the laws of the British Virgin Islands, and LCY Chemical Corp., a company limited by shares registered under the laws of the Republic of China. The Company, on the one hand, and the Transferee, on the other hand, are referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.

1.          Acknowledgement. The Parties acknowledge that the Transferee is acquiring certain ordinary shares, par value $0.01 per share, of the Company (the “Shares”) subject to the terms and conditions of the Agreement.

2.          Transferee Agreement. Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement, (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party to the Agreement, (iii) agrees that Transferee shall be deemed to be a Shareholder for purposes of the Agreement and (iv) agrees that the Transferee shall be treated as a London Party for purposes of Article VI of the Combination Agreement, as it may have been or may be amended from time to time in accordance with its terms, to the same extent as if it were originally a London Party thereunder and shall be bound by all obligations of the London Parties thereunder. The term “London Party” shall have the meaning ascribed to such term in the Combination Agreement.

3.          Company Agreement. The Company (i) agrees that the Transferee shall be deemed to be a Shareholder for purposes of the Agreement and be entitled to the rights and benefits granted to a Shareholder under the Agreement, (ii) agrees that the Transferee shall be treated as a London Party for purposes of Article VI of the Combination Agreement, as it may have been or may be amended from time to time in accordance with its terms, to the same extent as if it were originally a London Party thereunder and shall be entitled to the rights and benefits granted to each London Party under Article VI of the Combination Agreement, (iii) agrees to implement fully the Transferee’s rights as a Shareholder under the Agreement, including the rights set forth in Articles IV, V, VI and Article VII and Section 8.1 and (iv) agrees to implement fully the Transferee’s rights as a London Party under Article VI of the Combination Agreement.

EXHIBIT F

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

TRANSFEREE
By:
Name:
Title:

KRATON PERFORMANCE POLYMERS PLC
By:
Name:
Title:

EXHIBIT F

Exhibit G

Adoption Agreement for Significant Minority Owners

This Adoption Agreement (“Adoption Agreement”), dated [ ], 20[ ], is executed by the undersigned (the “Transferee”) pursuant to the terms of the Shareholder Agreement, dated as of [     ], 201[ ], as it may be amended from time to time in accordance with its terms (the “Agreement”) by and among Kraton Performance Polymers plc, a public limited company incorporated under English law (registered no. 08815107) whose registered office is at [___] (the “Company”), LCY Synthetic Rubber Corp., a limited company organized under the laws of the British Virgin Islands, and LCY Chemical Corp., a company limited by shares registered under the laws of the Republic of China. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.          Acknowledgement. Transferee acknowledges that Transferee is acquiring certain equity securities (the “Shares”) in a Shareholder under the Agreement.

2.          Agreement. As partial consideration for such transfer, Transferee agrees that Transferee shall be bound by and subject to the terms of Sections 3.1, 8.2 and 8.3 of the Agreement to the same extent as if it were a party to the Agreement.

3.          The Transferee acknowledges and agrees that this Adoption Agreement is made for the benefit of the Company.

IN WITNESS WHEREOF, the Transferee has caused this Agreement to be duly executed by an authorized officer as of the date set forth at the head of this Agreement.

TRANSFEREE

By:
Name:
Title:

Accepted:

KRATON PERFORMANCE POLYMERS PLC

By:
Name:
Title:

EXHIBIT G

Exhibit H

Adoption Agreement for Transferees of London’s Block

This Adoption Agreement (“Adoption Agreement”), dated [ ], 20[ ], is made by and between the undersigned transferee (the “Transferee”) and Kraton Performance Polymers plc, a public limited company incorporated under English law (registered no. 08815107) whose registered office is at [___] (the “Company”) pursuant to the terms of the Shareholder Agreement, dated as of [     ], 201[ ], as it may be amended from time to time in accordance with its terms (the “Agreement”), by and among the Company, LCY Synthetic Rubber Corp., a limited company organized under the laws of the British Virgin Islands, and LCY Chemical Corp., a company limited by shares registered under the laws of the Republic of China. The Company, on the one hand, and the Transferee, on the other hand, are referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.

1.          Acknowledgement. The Parties acknowledge that the Transferee is acquiring certain ordinary shares, par value $0.01 per share, of the Company (the “Shares”) subject to the terms and conditions of the Agreement.

2.          Transferee Agreement. Transferee (i) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement, (ii) hereby adopts the Agreement with the same force and effect as if Transferee were originally a Party to the Agreement, (iii) agrees that Transferee shall be deemed to be a Shareholder for purposes of the Agreement and (iv) hereby makes, to the Company as of the date hereof, the representations and warranties as to itself as a Shareholder set forth in Section 2.2(a)-(d) of the Agreement; provided, however, that the Transferee acknowledges that the rights of London set forth in Section 4.3 of the Agreement and in the provisions of Sections 4.1(c) and Section 4.2 of the Agreement that reference said Section 4.3 shall not be available to Transferee. The term “London Party” shall have the meaning ascribed to such term in the Combination Agreement.

3.          Company Agreement. The Company (i) agrees that the Transferee shall be deemed to be a Shareholder for purposes of the Agreement and be entitled to the rights and benefits granted to a Shareholder and, if applicable, London under the Agreement (except any rights of London set forth in Section 4.3 of the Agreement and in the provisions of Sections 4.1(c) and Section 4.2 of the Agreement that reference Section 4.3 of the Agreement), (ii) agrees to implement fully the Transferee’s rights as a Shareholder under the Agreement, including the rights set forth in Articles IV, V, VI and Article VII and Section 8.1 and (iii) hereby makes, to the Transferee as of the date hereof, as to itself the representations and warranties set forth in Section 2.1 of the Agreement.

EXHIBIT H

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth at the head of this Agreement.

TRANSFEREE
By:
Name:
Title:

KRATON PERFORMANCE POLYMERS PLC
By:
Name:
Title:

EXHIBIT H